UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
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☐	Soliciting Material Pursuant to §240.14a-12

LA JOLLA PHARMACEUTICAL COMPANY

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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LA JOLLA PHARMACEUTICAL COMPANY
4365 Executive Drive, Suite 300
San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On [date]

You are cordially invited to attend an Annual Meeting (the “Annual Meeting”) of Stockholders of La Jolla Pharmaceutical Company (the “Company”). The meeting will be held at the Company’s offices, located at 4365 Executive Drive, Suite 300, San Diego, California on [date] at [time], local time. The Annual Meeting will be held for the following purposes:

1.	To elect (A) one Class I director to serve until the Company’s 2012 Annual Meeting of Stockholders; and (B) one Class II director to serve until the Company’s 2013 Annual Meeting of Stockholders;

2.	To approve up to two amendments to the Company’s Restated Certificate of Incorporation to implement up to two reverse stock splits, each within a range from 2-for-1 to 100-for-1, with the exact ratio(s) of the reverse stock split(s) to be determined by the Board of Directors of the Company;

3.	To approve an amendment to the Company’s Restated Certificate of Incorporation to (A) increase the number of shares of Common Stock authorized for issuance thereunder from 225,000,000 to 6,000,000,000 and (B) decrease the par value of the capital stock of the Company from $0.01 to $0.0001;

4.	To approve an amendment to each of the Company’s (A) Restated Certificate of Incorporation and (B) Amended and Restated Bylaws to reduce the permitted size of the Board of Directors to a range of three to nine directors;

5.	To approve and adopt the Company’s 2010 Equity Incentive Plan;

6.	To approve and adopt an amendment to the Company’s 1995 Employee Stock Purchase Plan to extend the term thereof and to increase the number of shares of Common Stock authorized for issuance thereunder from 850,000 to 4,850,000;

7.	To ratify Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

8.	To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.
The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on June 18, 2010 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

The Company’s Board of Directors has carefully reviewed and considered the foregoing proposals and has concluded that each proposal is in the best interests of the Company and its stockholders. Therefore, the Company’s Board of Directors has approved each proposal and recommends that you vote FOR all of the foregoing proposals.
It is very important that your shares be represented at the Annual Meeting, regardless of the size of your holdings. Accordingly, whether or not you expect to attend the Annual Meeting, the Company urges you to vote promptly by completing, dating, signing and returning the enclosed proxy card in the enclosed postage prepaid envelope, or by voting via the telephone or the Internet as instructed in these materials. This will not limit your right to attend or vote at the Annual Meeting. You may revoke your proxy at any time before it has been voted at the meeting.

By Order of the Board of Directors,

Gail A. Sloan
Secretary

San Diego, California
[date]
This proxy statement is being made available via the Internet on [date] and the mailing date of the Notice Regarding the Availability of Proxy Materials to our stockholders will be on or about [date].
I M P O R T A N T
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE VIA THE INTERNET OR OVER THE TELEPHONE AS INSTRUCTED IN THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS AND ON THE PROXY CARD OR, IF YOU REQUESTED AND RECEIVED A PRINTED COPY OF THE PROXY STATEMENT, COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD USING THE ENCLOSED RETURN ENVELOPE, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY CARD ISSUED IN YOUR NAME FROM THAT INTERMEDIARY. A MAJORITY IN VOTING POWER OF THE OUTSTANDING SHARES OF COMMON STOCK MUST BE REPRESENTED AT THE ANNUAL MEETING, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM.

GENERAL INFORMATION	6

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING	7

PROPOSAL 1: ELECTION OF DIRECTORS	11

Our Board of Directors	11

Nominees for Director	11

Continuing Directors	12

Vote Required	12

Recommendation of the Board of Directors	12

PROPOSAL 2: APPROVAL OF UP TO TWO AMENDMENTS OF THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT UP TO TWO REVERSE STOCK SPLITS	13

General	13

Purpose of Proposed Reverse Stock Splits	13

Potential Effects of the Proposed Reverse Stock Splits	14

Authorized Shares of Stock	15

Procedure for Effecting the Proposed Reverse Stock Splits and Exchange of Stock Certificates	16

Fractional Shares	16

No Appraisal Rights	16

Accounting Consequences	17

Certain Material U.S. Federal Income Tax Considerations	17

Vote Required	17

Recommendation of the Board of Directors	17

PROPOSAL 3(A): APPROVAL OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 225,000,000 TO 6,000,000,000	18

General	18

Purpose of Amendment	18

No Appraisal Rights	19

Vote Required	19

Recommendation of the Board of Directors	19

PROPOSAL 3(B): APPROVAL OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO DECREASE THE PAR VALUE OF THE COMPANY’S CAPITAL STOCK FROM $0.01 TO $0.0001	20

General	20

Certain Disadvantages Associated With Change in Par Value	20

Procedure for Effecting Change in Par Value	20

No Appraisal Rights	21

Vote Required	21

Recommendation of the Board of Directors	21

PROPOSALS 4(A) AND (B): APPROVAL OF AMENDMENT TO EACH OF THE RESTATED CERTIFICATE OF INCORPORATION AND AMENDED AND RESTATED BYLAWS TO REDUCE THE PERMITTED SIZE OF THE BOARD OF DIRECTORS TO A RANGE OF THREE TO NINE DIRECTORS	22

General	22

Purpose of Amendments	22

No Appraisal Rights	23

Vote Required	23

Recommendation of the Board of Directors	23

PROPOSAL 5: APPROVAL OF THE COMPANY’S 2010 EQUITY INCENTIVE PLAN	24

General Provisions of the 2010 Plan	24

Award Types	26

New Plan Benefits	27

Certain Material U.S. Federal Income Tax Considerations	28

Interest of Certain Persons in Matters to Be Acted Upon	30

Vote Required	30

Recommendation of the Board of Directors	30

PROPOSAL 6: APPROVAL OF AN AMENDMENT TO THE COMPANY’S 1995 EMPLOYEE STOCK PURCHASE PLAN TO EXTEND THE TERM THEREOF AND TO INCREASE THE SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 850,000 TO 4,850,000	31

Summary of the ESPP	31

Certain Material U.S. Federal Income Tax Considerations	34

Interest of Certain Persons in Matters to be Acted Upon	34

Vote Required	35

Recommendation of the Board of Directors	35

PROPOSAL 7: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	36

Reasons for the Proposal	36

Vote Required	36

Recommendation of the Board of Directors	36

AUDIT FEES	36

EXECUTIVE OFFICERS OF THE REGISTRANT	38

BOARD COMMITTEES, MEETINGS AND RELATED MATTERS	38

Director Independence	38

Board Leadership	38

Board of Directors’ Role in Risk Management	39

Committees of the Board of Directors	39

Corporate Governance Guidelines and Committee Charters	41

Code of Conduct	41

Communications With the Board of Directors	41

Director Nominations	41

Director Attendance at Annual Meetings	42

Report of the Audit Committee	42

EXECUTIVE COMPENSATION AND OTHER INFORMATION	43

Equity Compensation	43

Benefits	43

Retention and Separation Agreements	43

Employment Agreements	45

Summary Compensation Table	46

Outstanding Equity Awards at 2009 Fiscal Year End	47

Option Exercises and Stock Vested in Fiscal Year 2009	48

Director Compensation Table — 2009	48

Director Compensation	49

Related Party Transactions	49

EQUITY COMPENSATION PLAN INFORMATION	50

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	50

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	52

OTHER INFORMATION	52

Other Business	52

Stockholder Proposals	52

Incorporation by Reference	53

Householding	53

Availability of Additional Information	53

Appendix A — Form of Certificate of Amendment to Restated Certificate of Incorporation	55

Appendix B — Form of Amendment to Amended and Restated Bylaws	59

Appendix C — 2010 Equity Incentive Plan	61

Appendix D — 1995 Employee Stock Purchase Plan (as proposed to be amended)	75

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
[date] at [time], local time

GENERAL INFORMATION
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of La Jolla Pharmaceutical Company (the “Company”) for use at the Annual Meeting, to be held on [date] at [time], local time. The Annual Meeting will be held at the Company’s offices, located at 4365 Executive Drive, Suite 300, San Diego, California. This proxy statement is being made available via the Internet on [date] and the mailing date of the Notice Regarding the Availability of Proxy Materials (the “Notice”) to our stockholders will be on or about [date].
The Notice instructs you as to how you may access and review important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy on the Internet. If you receive a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.
Only stockholders of record at the close of business on June 18, 2010 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the record date, [94,693,083] shares of Common Stock were issued and outstanding, held by [_____] holders of record. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. Shares cannot be voted at the Annual Meeting unless the holder thereof is present or represented by proxy. The presence, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of Common Stock on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting and any adjournment or postponement thereof.
Our Board has selected Deirdre Y. Gillespie, M.D. and Gail A. Sloan to serve as proxies at the Annual Meeting. The shares of Common Stock represented by each executed and returned proxy will be voted in accordance with the directions indicated on the proxy. If you sign your proxy card without giving specific instructions, the Company will vote your shares “FOR” the proposals being made at the Annual Meeting. The proxy also confers discretionary authority to vote the shares authorized to be voted thereby on any matter that properly may be presented for action at the Annual Meeting; we currently know of no other business to be presented.
Any proxy given may be revoked by the person giving it at any time before it is voted at the Annual Meeting. If you have not voted through your broker, there are three ways for you to revoke your proxy and change your vote. First, you may send a written notice to the Company’s secretary stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card, but it must bear a later date than the original proxy, or you may submit new proxy instructions via the telephone or the Internet. Third, you may vote in person at the Annual Meeting. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change your vote. Your last vote will be the vote that is counted.
We will provide copies of this proxy statement, notice of Annual Meeting and accompanying materials to brokerage firms, fiduciaries and custodians for forwarding to beneficial owners and will reimburse these persons for their costs of forwarding these materials. Our directors, officers and employees may solicit proxies by telephone, facsimile, or personal solicitation. We will not pay additional compensation for any of these services.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION
AND VOTING AT THE ANNUAL MEETING
Q.	Why am I receiving these proxy materials?
A.	You are receiving these proxy materials from us because you were a stockholder of record at the close of business on the Record Date. As a stockholder of record, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this proxy statement.
Q.	Who is entitled to vote at the Annual Meeting?
A.	Only stockholders who owned our Common Stock at the close of business on the Record Date are entitled to notice of the Annual Meeting and to vote at the meeting, and at any postponements or adjournments thereof. At the close of business on the Record Date, there were [94,693,083] shares of Common Stock outstanding held by [_____] holders of record.
Q.	How many shares must be present to conduct business?
A.	The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of our Common Stock at the close of business on the Record Date will constitute a quorum. A quorum is required to conduct business at the meeting.
Q.	What will be voted on at the Annual Meeting?
A.	The items of business scheduled to be voted on at the meeting are as follows:
1.	Election of (A) one Class I director to serve until the Company’s 2012 Annual Meeting of Stockholders; and (B) one Class II director to serve until the Company’s 2013 Annual Meeting of Stockholders;

2.	A proposal to approve up to two amendments to the Company’s Restated Certificate of Incorporation to implement up to two reverse stock splits, each within a range from 2-for-1 to 100-for-1, with the exact ratio(s) of the reverse stock split(s) to be determined by the Board of Directors of the Company;

3.	An amendment to the Company’s Restated Certificate of Incorporation to (A) increase the number of shares of Common Stock authorized for issuance thereunder from 225,000,000 to 6,000,000,000 and (B) decrease the par value of the capital stock of the Company from $0.01 to $0.0001;

4.	An amendment to each of the Company’s (A) Restated Certificate of Incorporation and (B) Amended and Restated Bylaws to reduce the permitted size of the Board of Directors to a range of three to nine directors;

5.	A proposal to approve and adopt the Company’s 2010 Equity Incentive Plan;

6.	A proposal to approve and adopt an amendment to the Company’s 1995 Employee Stock Purchase Plan to extend the term thereof and to increase the number of shares of Common Stock authorized for issuance thereunder from 850,000 to 4,850,000; and

7.	Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.
Q.	How does the Board recommend that I vote?
A.	Our Board recommends that you vote your shares “FOR” approval of all proposals set forth herein.

Q.	What shares can I vote at the Annual Meeting?
A.	You may vote all shares of Common Stock owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.
Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A.	Most of our stockholders hold their shares of Common Stock through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered to be, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy via the telephone, or vote by proxy on the Internet. We have enclosed a proxy card for you to use, which also contains instructions on how to vote via the telephone or on the Internet.
Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you from that organization together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Annual Meeting. Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.
Q.	How can I vote my shares without attending the Annual Meeting?
A.	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. Stockholders of record of our Common Stock may vote by proxy using the enclosed proxy card, or vote over the telephone or Internet. Stockholders who hold shares beneficially in street name may cause their shares to be voted by proxy using the proxy card provided by the broker, trustee or nominee and mailing them in the accompanying pre-addressed envelope, or vote via the telephone, or on the Internet.
Q.	How can I vote my shares in person at the Annual Meeting?
A.	Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or voting instructions as described above so that your vote will be counted if you later decide not to, or are unable to, attend the meeting.
Q.	Is my vote confidential?
A.	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to the Company’s management.

Q.	How are votes counted?
A.	If you provide specific instructions with regard to an item, your shares will be voted as you instruct on such item. If you sign your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” each proposal, “FOR” the nominees identified herein and in the discretion of the proxy holders on any other matters that properly come before the Annual Meeting).
Q.	What is a “broker non-vote”?
A.	A broker non-vote occurs when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers, dissolutions or stockholder proposals. Because of a change in the New York Stock Exchange rules, unlike previous annual meetings, your broker will NOT be able to vote your shares with respect to the election of directors if you have not provided directions to your broker. We strongly encourage you to submit your voting instruction card and exercise your right to vote as a stockholder.
Broker non-votes will have the same effect as votes “AGAINST” the proposals to amend our Restated Certificate of Incorporation (“Charter”) (Proposals 2, 3 and 4(A)), and will have no effect on all other proposals (Proposal 1 and 4(B) through 7).
Q.	How are abstentions counted?
A.	If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes entitled to vote with respect to a proposal, but they will not be voted on any matter at the Annual Meeting.
With regard to the election of directors, votes may be cast in favor of a director nominee or withheld. Because directors are elected by plurality, abstentions will be entirely excluded from the vote and will have no effect on its outcome.
With regard to the amendment of the Company’s Charter as set forth in Proposals 2, 3 and 4(A), the affirmative vote of the stockholders holding a majority of the outstanding shares of Common Stock is required. Accordingly, abstentions will not be voted in favor of amending the Charter and will have the same effect as a vote “AGAINST” the proposals.
With regard to approval of the amendment of our Amended and Restated Bylaws (“Bylaws”), approval of the 2010 Equity Incentive Plan (the “2010 Plan”), amendment of the 1995 Employee Stock Purchase Plan (the “ESPP”) and ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required for approval. Accordingly, abstentions will not be voted in favor of approving the Amendment to the bylaws, the 2010 Plan, amending the ESPP or the ratification of Ernst & Young LLP and will have the same effect as a vote “AGAINST” the proposals.
Q.	Who will serve as inspector of election?
A.	We expect that Gail A. Sloan, our corporate secretary, will tabulate the votes and act as inspector of election at the Annual Meeting.

Q.	What should I do if I receive more than one proxy?
A.	You may receive more than one set of these proxy solicitation materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.
Q.	Who is soliciting my vote and who is paying the costs?
A.	Your vote is being solicited on behalf of the Board, and the Company will pay the costs associated with the solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement.
Q.	How can I find out the results of the voting?
A.	We intend to announce preliminary voting results at the meeting and publish final results in a Current Report on Form 8-K within four business days following the meeting.
Q.	Whom should I contact if I have questions?
A.	If you have any additional questions about the Annual Meeting or the proposals presented in this proxy statement, you should contact:
Gail A. Sloan, Chief Financial Officer and Secretary
La Jolla Pharmaceutical Company
4365 Executive Drive, Suite 300
San Diego, CA 92121
(858) 452-6600

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board of Directors
Our Charter provides for a Board of Directors (the“Board”) that is divided into three classes. The term for each class is three years, staggered over time. The total authorized number of directors is currently fixed at five directors, although if Proposals 4(A) and (B) are approved, this could be reduced to as few as three directors. Currently, the Class II directors (whose terms expire at the Annual Meeting) are Stephen M. Martin, Craig R. Smith, M.D. and Frank E. Young, M.D., Ph.D. Drs. Smith and Young have indicated that they are not standing for re-election at the Annual Meeting. The Class I director (whose term was to have expired at the 2009 annual meeting of stockholders had we held an annual meeting during 2009) is currently Dr. Gillespie. The Class III director, whose term will expire at the 2011 annual meeting of stockholders, is currently Robert A. Fildes, Ph.D. The Class I director elected at the Annual Meeting will hold office until the 2012 annual meeting of stockholders and the Class II director elected at the Annual Meeting will hold office until the 2013 annual meeting of stockholders, and in each case until their successors are elected and qualified, unless they resign or their seats become vacant due to death, removal, or other cause in accordance with our Bylaws.
All nominees for election as directors at the Annual Meeting are incumbent directors and have indicated their willingness to serve if elected. Unless authority to vote for any of the nominees is withheld in a proxy, shares represented by proxies will be voted FOR all such nominees. In the event that any of the nominees for director becomes unavailable for re-election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee, if any, as the Board may propose. Proxies cannot be voted for more than two directors, the number of nominees identified herein.
The biographies of our directors and their ages as of June 15, 2010 are set forth below.
Nominees for Director
Class I:
The person listed below is nominated for election to Class I of the Board to serve a two-year term ending at the 2012 annual meeting of stockholders and until her successor is elected and qualified. Our Board recommends that you vote FOR the following nominee.
Deirdre Y. Gillespie, M.D., 54, President, Chief Executive Officer and Assistant Secretary, joined us in March 2006 as a director, and as President and Chief Executive Officer. She was appointed Assistant Secretary in February 2007. Dr. Gillespie previously served as the President and Chief Executive Officer of Oxxon Therapeutics, Inc., a privately held pharmaceutical company, from 2001 to 2005. Prior to that, she served as Chief Operating Officer of Vical, Inc., from 2000 to 2001, and Executive Vice President & Chief Business Officer, from 1998 to 2000. Dr. Gillespie also held a number of positions at DuPont Merck Pharmaceutical Company, including Vice President of Marketing, from 1991 to 1996. Dr. Gillespie is currently a director of NexMed, Inc., a publicly held contract research organization. Dr. Gillespie received her M.B.A. from the London Business School and her M.D. and B.Sc. from London University. The Board has concluded that Dr. Gillespie should serve on our Board based on her deep knowledge of our Company gained from her positions as President and Chief Executive Officer, as well as her substantial experience in the pharmaceutical industry.
Class II:
The person listed below is nominated for election to Class II of the Board to serve a three-year term ending at the 2013 annual meeting of stockholders and until his successor is elected and qualified. Our Board recommends that you vote FOR the following nominee.

Stephen M. Martin, 64, has been a director since April 2000. Mr. Martin is currently CEO Partner of Hi Tech Partners, LLC, a privately held consulting firm for executive management of early stage technology businesses. In April 2009, he joined QSpex Technologies, Inc., an early-stage private Ophthalmic (Spectacle) Lens manufacturing company as Chief Business Officer and was promoted to Chief Executive Officer in June 2009. In June 2001, Mr. Martin retired from CIBA Vision Corporation, a Novartis Company engaged in the research, manufacture and sale of contact lenses, lens care products and ophthalmic pharmaceuticals. Mr. Martin founded CIBA Vision in 1980. Mr. Martin was President of CIBA Vision Corporation, USA from 1995 to 1998 and President of Ciba Vision Ophthalmics, USA, the company’s ophthalmic pharmaceutical division, which he founded, from 1990 until 1998. He served as CIBA Vision’s Vice President of Venture Opportunities from 1998 until his retirement in 2001. Mr. Martin currently serves as a director of QSpex Technologies, Inc., a privately held spectacle manufacturing company, OcuCure Therapeutics, Inc., a privately held ophthalmic pharmaceutical development company and NeoVista, Inc., a privately held medical device company. From 2003 to 2005, Mr. Martin served as a director of Alimera Sciences, Inc., a publicly held ophthalmic pharmaceutical company. Mr. Martin is the inventor on six issued U.S. patents and a number of European patents. Mr. Martin holds a B.A. degree from Wake Forest University and attended the Woodrow Wilson College of Law. Based on Mr. Martin’s executive experience, including his experience in senior management positions in business development, as well as his service on other boards of directors, the Board believes Mr. Martin has the appropriate set of skills to serve as a member of our Board.
Continuing Directors
Class III: Currently Serving Until the 2011 Annual Meeting
Robert A. Fildes, Ph.D., 72, has been a director since 1991. Since January 1998, Dr. Fildes has served as President of SB2, Inc., a privately held company that licenses antibody technology. From June to December 1998, Dr. Fildes served as Chief Executive Officer of Atlantic Pharmaceuticals, a publicly held company in the field of biotechnology. From 1993 to 1997, Dr. Fildes was the Chairman and Chief Executive Officer of Scotgen Biopharmaceuticals, Inc., a privately held company in the field of human monoclonal antibody technology. From 1990 to 1993, Dr. Fildes was an independent consultant in the biopharmaceutical industry. He was the President and Chief Executive Officer of Cetus Corporation, a publicly held biotechnology company, from 1982 to 1990. From 1980 to 1982, Dr. Fildes was the President of Biogen, Inc., which merged with IDEC Pharmaceuticals Corporation in 2003 to form Biogen Idec, a publicly held biopharmaceutical company, and from 1975 to 1980, he was the Vice President of Operations for the Industrial Division of Bristol-Myers Squibb Company. From April 2002 to April 2003, Dr. Fildes was a director of Polymerat Pty. Ltd., a privately held company (now Anteo Diagnostics Ltd., a publicly held company) that develops surfaces for carrying out biological reactions. Dr. Fildes is currently a director of Inimex Pharmaceuticals, Inc., a privately held Canadian biotechnology company. Dr. Fildes holds a D.C.C. degree in Microbial Biochemistry and a Ph.D. in Biochemical Genetics from the University of London. Based on Dr. Fildes’ executive experience, specifically his experience as Chief Executive Officer at numerous companies in the biotechnology industry, as well as his service on other boards of directors in the biotechnology industries, the Board believes Dr. Fildes has the appropriate set of skills to serve as a member of our Board.
Vote Required
The nominees for each of Class I and Class II directors who receive the greatest number of affirmative votes of the shares present in person or by proxy will be elected as directors for that class. Any shares that are not voted, whether by abstention, broker non-votes or otherwise, will not affect the election of directors, except to the extent that the failure to vote for an individual will result in another individual receiving a larger proportion of the votes cast. Proxies solicited by the Board will be voted for this proposal unless you specify otherwise in your proxy.
Because of a change in the New York Stock Exchange rules, unlike previous annual meetings, your broker will NOT be able to vote your shares with respect to the election of directors if you have not provided directions to your broker. We strongly encourage you to submit your voting instruction card and exercise your right to vote as a stockholder.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends that you vote “FOR” the nominees identified above.

PROPOSAL 2: APPROVAL OF UP TO TWO AMENDMENTS OF THE COMPANY’S RESTATED
CERTIFICATE OF INCORPORATION TO EFFECT UP TO TWO REVERSE STOCK SPLITS
General
Our Board is proposing that our stockholders approve a proposal to authorize our Board to effect up to two reverse stock splits of all outstanding shares of our Common Stock, at any ratio at its discretion, from 2-for-1 up to 100-for-1; however, please note that any specific ratio set by our Board will require, pursuant to the Securities Purchase Agreement, dated as of May 24, 2010, by and among the Company and the investors named therein (the “Purchase Agreement”), the prior approval of the holders (the “Requisite Holders”) holding at least 66 2/3% of the then outstanding shares of our Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series D-1 Preferred Stock and Series D-2 Preferred Stock (collectively, the “Preferred Stock”). If this proposal is approved, our Board will have the authority to effect up to two reverse stock splits at any time; provided, however, that the Requisite Holders must approve the date upon which any reverse stock split shall be effective. Our Board believes that approval of a proposal providing the Board with this generalized grant of authority with respect to setting the split ratio, rather than mere approval of a pre-defined reverse stock split, will give the Board flexibility to set the ratio in accordance with current market conditions and therefore allow the Board to act in the best interests of the Company and our stockholders.
If our stockholders grant the Board the authority to effect up to two reverse stock splits, we would have the ability to file up to two Certificates of Amendment to the Company’s Charter with the Delaware Secretary of State to effect each of the proposed reverse stock splits. The form of Certificate of Amendment is attached to this proxy statement as Appendix A, the text of which may be altered for any changes required by the Delaware Secretary of State and changes deemed necessary or advisable by the Board. Our Board has approved and declared advisable the proposed Certificates of Amendment. If the proposed reverse stock splits are implemented, then the number of issued and outstanding shares of our Common Stock would be reduced.
Purpose of Proposed Reverse Stock Splits
On May 24, 2010, we entered into the Purchase Agreement for the sale of approximately $6 million of shares of our Common Stock, Preferred Stock and warrants to purchase Preferred Stock. The closing took place on May 26, 2010 (the “Closing”). At the Closing, the purchasers purchased (i) an aggregate of 28,970,435 shares of our Common Stock, at a price of $0.03 per share, (ii) 5,134 shares of our Series C-1 Preferred Stock, at a price of $1,000 per share, (iii) warrants (the “Series D-1 Warrants”) to purchase 5,134 shares of our Series D-1 Preferred Stock, at an exercise price of $1,000 per share, which warrants may be exercised on a “net” or “cashless” basis, and (iv) warrants (the “Series C-2 Warrants”) to purchase 10,268 units, at an exercise price of $1,000 per unit, with each unit consisting of one share of our Series C-2 Preferred Stock, and an additional warrant (the “Series D-2 Warrant”) to purchase one share of our Series D-2 Preferred Stock. The Series D-1 Warrants, Series C-2 Warrants and Series D-2 Warrants are collectively referred to herein as the “Warrants.” The Common Stock, Preferred Stock and Warrants are referred to collectively herein as the “Securities.”
The purchasers of the Securities included selected institutional investors, as well as Company officers Deirdre Y. Gillespie, M.D. (President and Chief Executive Officer) and Gail A. Sloan (Chief Financial Officer) as well as one additional Company employee.
According to the terms of the Purchase Agreement, we must file a proxy statement relating to at least two separately proposed reverse stock splits of our Common Stock.
In addition, the Board is also proposing the reverse stock splits to attempt to reduce the number of issued and outstanding shares and to increase the per share trading value of our Common Stock. Our Board believes that the reverse stock splits would be beneficial in this regard because they would increase the price of our Common Stock and decrease the number of issued and outstanding shares of our Common Stock.

An increase in the per share trading value of our Common Stock would be beneficial because it would:
•	improve the perception of our Common Stock as an investment security;
•	reset our stock price to more normalized trading levels in the face of potentially extended market dislocation;
•	appeal to a broader range of investors to generate greater investor interest in us; and
•	reduce stockholder transaction costs because investors would pay lower commission to trade a fixed dollar amount of our stock if our stock price were higher than they would if our stock price were lower.
A decrease in the number of issued and outstanding shares of our Common Stock would be beneficial for the Company because we would have more shares available for future issuance. Specifically, as we are required to reserve for future issuance any shares underlying the conversion of the Preferred Stock into Common Stock, effecting the proposed reverse stock splits will reduce the number of issued and outstanding shares without affecting the number of authorized shares, thereby increasing the number of shares available for future issuance upon conversion of the Preferred Stock.
You should consider that, although our Board believes that a reverse stock split will in fact increase the price of our Common Stock, in many cases, because of variables outside of a company’s control (such as market volatility, investor response to the news of a proposed reverse stock split and the general economic environment), the market price of a company’s shares of common stock may in fact decline in value after a reverse stock split. You should also keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our Company. However, should the overall value of our Common Stock decline after any proposed reverse stock split, then the actual or intrinsic value of the shares of our Common Stock held by you will also proportionately decrease as a result of the overall decline in value.
Potential Effects of the Proposed Reverse Stock Splits
The immediate effect of a reverse stock split would be to reduce the number of shares of our Common Stock outstanding and to increase the trading price of our Common Stock. Notwithstanding the decrease in the number of outstanding shares following any proposed reverse stock split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
However, we cannot predict the effect of any reverse stock split upon the market price of our Common Stock over an extended period, and in many cases, the market value of a company’s common stock following a reverse stock split declines. We cannot assure you that the trading price of our Common Stock after any reverse stock split will rise in inverse proportion to the reduction in the number of shares of our Common Stock outstanding as a result of such reverse stock splits. Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our Common Stock. The trading price of our Common Stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.
Examples of Potential Reverse Stock Splits at Various Ratios. The table below provides examples of reverse stock splits at various ratios up to 100-for-1:

Shares Outstanding		Shares Outstanding	Reduction in
at June 1, 2010	Reverse Stock Split Ratio	After Reverse Stock Split	Shares Outstanding
94,693,083	2-for-1	47,346,541	47,346,542

94,693,083	10-for-1	9,469,308	85,223,775

94,693,083	25-for-1	3,787,723	90,905,360

94,693,083	50-for-1	1,893,861	92,799,222

94,693,083	100-for-1	946,930	93,746,153

The resulting decrease in the number of shares of our Common Stock outstanding could potentially adversely affect the liquidity of our Common Stock, especially in the case of larger block trades.
Effects on Ownership by Individual Stockholders. If we implement a reverse stock split, the number of shares of our Common Stock held by each stockholder would be reduced by multiplying the number of shares held immediately before the reverse stock split by the appropriate ratio and then rounding down to the nearest whole share. We would either pay cash to each stockholder in lieu of any fractional interest in a share to which each stockholder would otherwise be entitled as a result of the reverse stock split, as described in further detail below, or round up to the nearest whole share. The reverse stock split would not affect any stockholder’s percentage ownership interest in our Company or proportionate voting power, except to the extent that interests in fractional shares would be paid in cash.
Effect on Options, Warrants and Preferred Stock. In addition to adjusting the number of shares of our Common Stock, we would adjust all outstanding shares of any options, warrants and Preferred Stock entitling the holders to purchase shares of our Common Stock as a result of the reverse stock split, as required by the terms of these securities. In particular, we would reduce the conversion ratio for each instrument, and would increase the exercise price in accordance with the terms of each instrument and based on the 2-for-1 up to 100-for-1 exchange ratio of the reverse stock split (i.e., the number of shares issuable under such securities would decrease by 50%, up to 100%, respectively, and the exercise price per share would be multiplied by 2, up to 100, respectively). However, please note that any exchange ratio set by our Board will require the prior approval of the Requisite Holders. Also, we would reduce the number of shares reserved for issuance under our existing stock option plans proportionately based on the exchange ratio of the reverse stock split. A reverse stock split would not otherwise affect any of the rights currently accruing to holders of our Common Stock, options or warrants exercisable for, or Preferred Stock convertible into, our Common Stock.
Other Effects on Outstanding Shares. If we implement a reverse stock split, the rights pertaining to the outstanding shares of our Common Stock would be unchanged after the reverse stock split. Each share of our Common Stock issued following a reverse stock split would be fully paid and non-assessable.
Any reverse stock split would result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.
Our Common Stock is currently registered under the Exchange Act. As a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock splits would not affect the registration of our Common Stock under the Exchange Act.
Authorized Shares of Stock
The proposed reverse stock splits would affect all issued and outstanding shares of our Common Stock and outstanding rights to acquire Common Stock. We will not change the number of shares of Common Stock authorized for issuance under our Charter in connection with any reverse stock split, but anticipate increasing the number of shares of Common Stock authorized for issuance under our Charter if Proposal 3(A) is approved; see Proposal 3(A) below for additional information. However, upon the effectiveness of any reverse stock split, the number of authorized shares of Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of Common Stock issued and outstanding as a result of such reverse stock splits. As of June 1, 2010, we had (i) 225,000,000 shares of authorized Common Stock, of which 94,693,083 shares of Common Stock were issued and outstanding, (ii) approximately 5,184 shares of our Series C-1 Convertible Preferred Stock par value $0.01 per share and (iii) warrants for approximately 25,600 shares of convertible Preferred Stock that are convertible into shares of Common Stock at an initial conversion rate 66,667 shares of Common Stock for each share of Preferred Stock. Authorized but unissued shares will be available for issuance, and we may issue such shares in the future. If we issue additional shares, the ownership interest of holders of Common Stock will be diluted.

We will reserve for issuance any authorized but unissued shares of Common Stock that would be made available as a result of the proposed reverse stock splits.
Procedure for Effecting the Proposed Reverse Stock Splits and Exchange of Stock Certificates
If the stockholders approve the proposal, and our Board determines to effect a reverse stock split and such reverse stock split is approved by the Requisite Holders, we will file with the Delaware Secretary of State a Certificate of Amendment to our Charter. We could file up to two Certificates of Amendment to our Charter, one for each reverse stock split. Any reverse stock split will become effective at the time and on the date of filing of, or at such later time as is specified in, the corresponding Certificate of Amendment, which we refer to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to a reverse stock split.
Upon a reverse stock split, we intend to treat stockholders holding our Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.
Following any reverse stock split, stockholders holding physical certificates must exchange those certificates for new certificates.
Our transfer agent will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.
Fractional Shares
We will not issue fractional shares in connection with any reverse stock split. Instead, any fractional share resulting from a reverse stock split because the stockholder owns a number of shares not evenly divisible by the exchange ratio would instead either (i) be rounded up to the nearest whole share, or (ii) be cancelled, with the holder to receive cash in lieu of the fractional share. The cash amount to be paid to each stockholder will be equal to the resulting fractional interest in one share of our Common Stock to which the stockholder would otherwise be entitled, multiplied by the closing trading price of our Common Stock on the trading day immediately preceding the effective date of the reverse stock split. We do not anticipate that the aggregate cash amount paid by the Company for fractional interests will be material to the Company.
No Appraisal Rights
No appraisal rights are available under the Delaware General Corporation Law or under our Charter or our Bylaws with respect to the reverse stock splits. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally.

Accounting Consequences
The par value of our Common Stock in effect at the time of any reverse stock split would remain unchanged after such reverse stock split. Also, our capital account would remain unchanged, and we do not anticipate that any other accounting consequences would arise as a result of any reverse stock split.
Certain Material U.S. Federal Income Tax Considerations
The following is a summary of the material U.S. federal income tax considerations with respect to a reverse stock split to holders of our shares of capital stock. This summary is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date of this document, all of which may be subject to change, possibly with retroactive effect. This summary only addresses holders who hold their shares as capital assets within the meaning of the Internal Revenue Code and does not address all aspects of U.S. federal income taxation that may be relevant to holders subject to special tax treatment, such as financial institutions, dealers in securities, insurance companies, foreign persons and tax-exempt entities. In addition, this summary does not consider the effects of any applicable state, local, foreign or other tax laws.
We have not sought and will not seek any ruling from the Internal Revenue Service, or the IRS, or an opinion from counsel with respect to the U.S. federal income tax considerations discussed below. There can be no assurance that the tax considerations discussed below would be accepted by the IRS or a court. The tax treatment of the reverse stock splits to holders may vary depending upon a holder’s particular facts and circumstances.
We urge holders to consult with their own tax advisors as to any U.S. federal, state, local or foreign tax considerations applicable to them that could result from the reverse stock splits.
Except as described below with respect to cash received in lieu of fractional shares, the receipt of Common Stock in the reverse stock splits should not result in any taxable gain or loss to a holder for U.S. federal income tax purposes. The aggregate tax basis of the Common Stock received by a holder as a result of the reverse stock splits (including the basis of any fractional share to which a holder is entitled) will be equal to the aggregate basis of the existing Common Stock exchanged for such stock. A holder’s holding period for the Common Stock received in the reverse stock splits will include the holding period of the Common Stock exchanged therefor.
A holder who receives cash in lieu of a fractional share of Common Stock will be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A holder will generally recognize capital gain or loss on such deemed redemption in an amount equal to the difference between the amount of cash received and the adjusted basis of such fractional share.
Vote Required
The affirmative vote of the stockholders holding a majority of the outstanding shares of Common Stock is required for approval of the proposed amendment of our Charter. Consequently, abstentions from voting on the proposal and broker non-votes will not count as votes cast and accordingly will have the same effect as a negative vote on this proposal. Proxies solicited by the Board will be voted for this proposal unless you specify otherwise in your proxy.
Recommendation of the Board of Directors
The Board unanimously recommends that you vote “FOR” the approval of the proposal to amend our Charter to authorize our Board to effect up to two reverse stock splits.

PROPOSAL 3(A): APPROVAL OF AMENDMENT TO THE RESTATED CERTIFICATE OF
INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
FROM 225,000,000 TO 6,000,000,000
General
The Company’s Charter currently authorizes the Company to issue 225,000,000 shares of Common Stock, as well as an additional 8,000,000 shares of the Company’s preferred stock. The Delaware General Corporation Law provides that the Charter may be amended to increase or decrease the aggregate number of shares of capital stock the Company has the authority to issue.
The Board deems it advisable that the Charter be amended, subject to approval by the stockholders, to increase the aggregate number of shares of Common Stock the Company has the authority to issue, and the Board unanimously recommends a vote FOR approval of the amendment of the first paragraph of Article IV of the Company’s Charter so that, as amended (taking into account Proposal 3(B) below to decrease the par value of the Company’s capital stock), it shall read as follows:
“The Corporation is authorized to issue two classes of stock designated “Common Stock” and “Preferred Stock.” The total number of shares of all classes of stock that this Corporation is authorized to issue is Six Billion Eight Million (6,008,000,000), consisting of Six Billion (6,000,000,000) shares of Common Stock, par value $0.0001 per share, and Eight Million (8,000,000) shares of Preferred Stock, par value $0.0001 per share.”
Purpose of Amendment
In the past, the Company has funded its operations primarily through public and private offerings of securities, revenue from collaborative agreements, equipment financings and interest income on invested cash balances. The Company expects to continue to need additional external financing to provide additional working capital and to continue the development of product candidates. As of the Record Date, we had [94,693,083] shares of Common Stock outstanding. After giving effect to the mandatory dividend, accruing through at least May 24, 2014, we would need approximately 3 billion shares of Common Stock to honor our obligations under the Purchase Agreement entered into on May 24, 2010. For example, pursuant to the terms of the Purchase Agreement, we have already issued approximately 5,184 shares of Series C-1 Preferred Stock, which are initially convertible into Common Stock at a rate of 66,667 shares of Common Stock for each share of Series C-1 Preferred Stock. Accordingly, we do not currently have sufficient shares of Common Stock authorized to issue upon conversion of the Series C-1 Preferred Stock.
Because we do not have enough authorized shares of Common Stock to honor our obligations under the Purchase Agreement, we also do not have any Common Stock available to raise additional capital or to respond to potential business opportunities that may arise. Without additional authorized shares of Common Stock, the Company will be unable to do any of the following:
•	raise additional capital through the sale of Common Stock;
•	use Common Stock as consideration in making acquisitions of complementary products, companies or technologies;
•	grant future equity awards to employees, officers and directors as needed to attract and retain their services; and
•	conserve cash and use Common Stock as consideration for other purposes, such as to service indebtedness of the Company.

Without additional authorized shares of Common Stock, the Company will also be in default under the terms of the Series C-1 Preferred Stock if the Company cannot deliver shares of Common Stock upon a holder of Series C-1 Preferred Stock deciding to convert such shares into Common Stock. In such event, the holders of the Series C-1 Preferred Stock have the right to require the Company to redeem such shares of Series C-1 Preferred Stock for an amount equal to the greater of (i) $1,000 per share, plus accrued and unpaid dividends and (ii) the fair market value of the underlying Common Stock issuable upon conversion of the Series C-1 Preferred Stock.
At the present time, the Company has no commitments to issue shares of Common Stock upon the approval of this proposal. However, the Board considers it necessary to have additional authorized shares to be able to take action with respect to these matters as may be deemed appropriate from time to time. Authorized but unissued shares of Common Stock may be issued for such purposes and for such consideration as the Board may determine to be appropriate without further authority from the stockholders, subject to other limits that may be imposed under applicable law, stock exchange policies, and applicable limits under equity incentive plans. To the extent that the Company wishes to issue shares in an amount that is beyond the limits permitted by any of these laws, rules or regulations, the Company would first seek stockholder approval of any such issuance.
If approved, additional shares of Common Stock could be issued in one or more transactions that could make it more difficult or costly, and less likely, for a bidder to effect a takeover of the Company. The issuance of additional shares of Common Stock may also have a dilutive effect on earnings per share and relative voting power.
The proposed amendment to the Charter makes no change in authorized preferred stock and is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company.
No Appraisal Rights
No appraisal rights are available under the Delaware General Corporation Law or under our Charter or our Bylaws with respect to the Charter amendment, and we will not independently provide stockholders with any such right.
Vote Required
The affirmative vote of the stockholders holding a majority of the outstanding shares of Common Stock is required for approval of the proposed amendment of our Charter. Consequently, abstentions from voting on the proposal and broker non-votes will not count as votes cast and accordingly will have the same effect as a negative vote on this proposal. Proxies solicited by the Board will be voted for this proposal unless you specify otherwise in your proxy.
Recommendation of the Board of Directors
The Board unanimously recommends that you vote “FOR” the approval of the proposal to authorize our Board to amend the Charter to increase the number of authorized shares of Common Stock from 225,000,000 to 6,000,000,000.

PROPOSAL 3(B): APPROVAL OF AMENDMENT TO THE RESTATED CERTIFICATE OF
INCORPORATION TO DECREASE THE PAR VALUE OF THE COMPANY’S
CAPITAL STOCK FROM $0.01 TO $0.0001
General
The Board has adopted a resolution seeking approval to amend the Company’s Charter to reduce the par value of our capital stock. The Charter currently authorizes the issuance of shares of capital stock with a par value of $0.01 per share. The Board believes it is in the best interests of the Company to reduce the par value of the capital stock to $0.0001 per share. The reduction in par value is intended to ensure that shares of the Company’s capital stock are fully paid in the event shares issued upon conversion of securities issued pursuant to the Purchase Agreement entered into on May 24, 2010 are issued at a price per share less than $0.01.
We further believe that a change from a par value of $0.01 per share to $0.0001 per share will provide the Company with greater flexibility with respect to the issuance of stock and stock-based compensation because Delaware law requires that we receive at least the par value per share as consideration for the issuance of capital stock. Additionally, the decrease in par value may lower our annual franchise taxes in the State of Delaware, where taxes may be assessed based on total authorized capital.
Historically, the concept of par value served to protect creditors and senior security holders by ensuring that a company received at least the par value as consideration for issuance of stock. Over time, the concept of par value has generally lost its significance. Many companies that incorporate today use a nominal par value or have no par value at all.
Certain Disadvantages Associated With Change in Par Value
There are possible negative ramifications associated with lowering the par value of the capital stock. For example, the ability to issue shares of capital stock at a lower price may afford the Company added flexibility to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of capital stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences. Although there are these negative possibilities, and possibly others, the Company’s management and Board believe that the benefits to the Company’s stockholders outweigh the negatives.
Procedure for Effecting Change in Par Value
In order to effect the change in par value, we will file an amendment to our Charter with the Delaware Secretary of State to amend our existing Charter. The text of the amendment to effect the change in par value will amend the first paragraph of Article IV of the Company’s Charter so that, as amended, it will read as follows (also taking into account the proposed increase in the number of authorized shares of Common Stock as discussed above under Proposal 3(A)):
“The Corporation is authorized to issue two classes of stock designated “Common Stock” and “Preferred Stock.” The total number of shares of all classes of stock that this Corporation is authorized to issue is Six Billion Eight Million (6,008,000,000), consisting of Six Billion (6,000,000,000) shares of Common Stock, par value $0.0001 per share, and Eight Million (8,000,000) shares of Preferred Stock, par value $0.0001 per share.”
The proposed language above is subject to modification to include such changes as may be required by the Delaware Secretary of State and as the Board deems necessary and advisable to effect a change in par value.

No Appraisal Rights
No appraisal rights are available under the Delaware General Corporation Law or under our Charter or our Bylaws with respect to the Charter amendment, and we will not independently provide stockholders with any such right.
Vote Required
The affirmative vote of the stockholders holding a majority of the outstanding shares of Common Stock is required for approval of the proposed amendment of our Charter. Consequently, abstentions from voting on the proposal and broker non-votes will not count as votes cast and accordingly will have the same effect as a negative vote on this proposal. Proxies solicited by the Board will be voted for this proposal unless you specify otherwise in your proxy.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends that you vote “FOR” an amendment of our Charter to decrease the par value of the Company’s capital stock from $0.01 to $0.0001.

PROPOSALS 4(A) AND (B): APPROVAL OF AMENDMENT TO EACH OF THE RESTATED
CERTIFICATE OF INCORPORATION AND AMENDED AND RESTATED BYLAWS TO
REDUCE THE PERMITTED SIZE OF THE BOARD OF DIRECTORS
TO A RANGE OF THREE TO NINE DIRECTORS
General
Our Charter and Bylaws currently provide that the Board will have a number of directors that is not less than five nor more than nine, and the number of directors on our Board is currently fixed at five. The Board is divided into three classes, with one class standing for election each year for a three-year term; the number of directors in each class shall be as nearly equal as possible. The Board has unanimously approved an amendment to each of the Charter (Proposal 4(A)) and Bylaws (Proposal 4(B)) to reduce the permitted size of the Board to a range of three to nine directors.
The Board deems it advisable that the Charter be amended, subject to approval by the stockholders, to reduce the permitted size of the Board to a range of three to nine directors, and the Board unanimously recommends a vote FOR approval of deleting the first two sentences of Article VIII and replacing them with the following:
“The total number of directors of the Corporation shall be not less than three (3) nor more than nine (9), with the actual total number of directors set from time to time exclusively by resolution of the Board of Directors. The Board of Directors shall initially consist of three members until changed by such a resolution.”
The Board deems it advisable that the Bylaws be amended, subject to approval by the stockholders, to reduce the permitted size of the Board to a range of three to nine directors, and the Board unanimously recommends a vote FOR approval of deleting the first two sentences of Article III, Section 3.01 of the Bylaws and replacing them with the following:
“Unless otherwise provided in the Corporation’s certificate of incorporation, the total number of directors of the Corporation shall be not less than three (3) nor more than nine (9), with the actual total number of directors set from time to time exclusively by resolution of the Board of Directors. The Board of Directors shall initially consist of three members until changed by such a resolution.”
The text of the proposed amendment to our Bylaws is attached to this proxy statement as Appendix B. Because the proposed change to the Bylaws only affects the Board’s ability to act, it will not have any effect on any existing right of the stockholders.
Purpose of Amendments
In June 2010, two of our directors informed our Board of their intent not to stand for re-election upon the expiration of their terms at this Annual Meeting. Accordingly, after the Annual Meeting, the size of the Board will be below the required minimum as only three directors will remain. Because the Board does not presently know when it might fill either of the vacancies created by these departures, our Charter and Bylaws must both be amended so that we are in compliance with the requirements with respect to the minimum size of the Board.
Although two directors have decided not to stand for re-election, after this Annual Meeting there will be one director in each class, which is in compliance with the requirement of our governing documents that the number of directors in each class be as nearly equal as possible. The Board has determined that three directors are sufficient to oversee management of the Company as the Company evaluates its options going forward. Accordingly, the Board believes it is prudent at this time to reduce the minimum number of directors to be in compliance with its governing documents and to provide greater flexibility as to Board composition in the future. The Board has therefore approved an amendment, subject to stockholder approval, to each of our Charter and Bylaws to reduce the permitted size of the Board to a range of three to nine directors.

No Appraisal Rights
No appraisal rights are available under the Delaware General Corporation Law or under our Charter or our Bylaws with respect to the proposed amendments of our Charter and Bylaws, and we will not independently provide stockholders with any such right.
Vote Required
With respect to Proposal 4(A) (the amendment of our Charter), the affirmative vote of the stockholders holding a majority of the outstanding shares of Common Stock is required for approval. Consequently, abstentions from voting on the proposal and broker non-votes will not count as votes cast and accordingly will have the same effect as a negative vote on this proposal.
With respect to Proposal 4(B) (the amendment of our Bylaws), the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum is present, is required. Consequently, abstentions from voting on the proposal will not count as votes cast and will have the same effect as a negative vote on this proposal, while broker non-votes are not considered entitled to vote and therefore will have no effect on this proposal.
Proxies solicited by the Board will be voted for both Proposals 4(A) and 4(B) unless you specify otherwise in your proxy.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends that you vote “FOR” the approval of the proposal to authorize our Board to amend each of the Charter and Bylaws to reduce the permitted size of the Board to a range of three to nine directors.

PROPOSAL 5: APPROVAL OF THE COMPANY’S 2010 EQUITY INCENTIVE PLAN
The La Jolla Pharmaceutical Company 2004 Equity Incentive Plan (the “2004 Plan”) has 6,400,000 shares of Common Stock authorized for issuance thereunder, and currently has 2,977,477 shares available for future grants. Because we rely heavily upon equity compensation to recruit, retain and reward qualified employees, directors and others, our Board unanimously adopted, subject to stockholder approval, the La Jolla Pharmaceutical Company 2010 Equity Incentive Plan (the “2010 Plan”) under which 9,600,000 shares of our Common Stock may initially be issued. The total number of shares authorized for issuance under the 2010 Plan shall be automatically increased to equal 10% of the number of shares of Common Stock issued and outstanding as of each of January 1, 2011, May 1, 2011, September 1, 2011, January 1, 2012, May 1, 2012, September 1, 2012 and January 1, 2013, but in no event will the maximum number of shares available for grant under the 2010 Plan exceed 170,000,000. If our stockholders do not approve this proposal, we will not have an equity incentive plan pursuant to which we may grant options or other types of awards after we issue the remaining 2,977,477 shares available for future grants under the 2004 Plan.
The following is a summary of the principal features of the 2010 Plan. The summary below is qualified in its entirety by the terms of the 2010 Plan, a copy of which is attached hereto as Appendix C and is incorporated by reference herein.
General Provisions of the 2010 Plan
Purpose. The purpose of the 2010 Plan is to advance our and our stockholders’ interests by providing eligible persons with financial incentives to promote the success of our business objectives, by increasing eligible persons’ proprietary interest in us and by giving us a means to attract and retain employees and directors of appropriate experience and stature.
Administration, Amendment and Termination. The 2010 Plan will be administered by the compensation committee of our Board. The compensation committee will have the authority: to interpret the 2010 Plan and any agreements defining the rights and obligations of recipients of awards granted under the 2010 Plan; to determine the terms and conditions of awards; to prescribe, amend and rescind the rules and regulations under the 2010 Plan; and to make all other determinations necessary or advisable for the administration of the 2010 Plan.
The compensation committee, in its discretion, selects from the class of eligible persons those individuals to whom awards will be granted and determines the nature, dates, amounts, exercise prices, vesting periods and other relevant terms of such awards. The compensation committee may modify the terms and conditions of an award, which shall require the consent of the recipient of such award if the modification will adversely affect the recipient’s rights under the award. However, outstanding options may not be repriced without stockholder approval. In addition, the compensation committee has the authority to determine (i) the terms of initial awards granted to non-employee directors upon their first becoming a non-employee director and (ii) annual grants of awards to such non-employee directors on the date of each subsequent annual meeting, so long as such non-employee director has served as a director since appointment and will continue to be a director following such annual meeting.
Eligibility. Our directors, employees and consultants, and the directors, employees and consultants of any affiliated company, if any, will be eligible to receive grants of stock options, restricted stock, stock appreciation rights, stock payments, performance awards of cash and/or stock and dividend equivalents under the 2010 Plan (“Incentive Awards”). As of June 1, 2010, seven people would have been eligible for selection to receive awards under the 2010 Plan, consisting of one employee (who is not an executive officer), two executive officers (one of whom is also a director) and four non-employee directors. In addition to being eligible to receive Incentive Awards, each of our non-employee directors is entitled to receive an automatic, one-time grant of an option upon becoming a director and an annual grant of an additional option upon each re-election as a director or upon continuing as a director after the annual meeting without being re-elected as a result of the classification of the Board (all of such options are referred to as “Nonemployee Director’s Options”).

Securities Subject to the 2010 Plan. The initial number of shares of our Common Stock that may be issued and outstanding or subject to outstanding awards granted under the 2010 Plan is 9,600,000, which will be automatically increased to equal 10% of the number of shares of Common Stock issued and outstanding as of each of January 1, 2011, May 1, 2011, September 1, 2011, January 1, 2012, May 1, 2012, September 1, 2012 and January 1, 2013, but in no event will the maximum number of shares available for grant under the 2010 Plan exceed 170,000,000. Shares of Common Stock subject to unexercised portions of any award that expire, terminate or are cancelled, and shares of Common Stock issued pursuant to an award that we reacquire pursuant to the terms of the award under which the shares were issued, will again become eligible for the grant of further awards under the 2010 Plan. The shares to be issued under the 2010 Plan will be made available either from authorized but unissued shares of our Common Stock or from previously issued shares of our Common Stock that we reacquire, including shares purchased on the open market.
Adjustments. The number and kind of shares of Common Stock or other securities available under the 2010 Plan in general, as well as the number and kind of shares of Common Stock or other securities subject to outstanding awards and the price per share of such awards, may be proportionately adjusted to reflect stock splits, stock dividends and other capital stock transactions. If we are the surviving corporation in any merger or consolidation, each outstanding and vested option will entitle the optionee to receive the same consideration received by holders of the same number of shares of our Common Stock in such merger or consolidation.
Section 162(m) of the Internal Revenue Code Limitations. In general, Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount of compensation that we may deduct in any tax year with respect to our Chief Executive Officer and each of our other three most highly compensated officers (excluding our Chief Financial Officer), including any compensation relating to an award granted under the 2010 Plan. The 2010 Plan is designed to allow us to grant awards that are not subject to the $1 million limit imposed by Section 162(m). No single employee may be granted any awards with respect to more than 20 million shares of Common Stock in any one calendar year; provided, however, that this limitation will not apply if it is not required in order for the compensation attributable to such awards to qualify as performance-based compensation as described in Section 162(m) and the regulations issued thereunder. Furthermore, if Section 162(m) would otherwise apply and if the amount of compensation a person would receive under an award is not based solely upon an increase in the value of the underlying shares of our Common Stock after the date of grant or award, the compensation committee is authorized to condition the grant, vesting, or exercisability of such an award on the attainment of a pre-established objective performance goal. The 2010 Plan defines a pre-established objective performance goal to include one or more of the following performance criteria: cash flow; earnings per share (including earnings before interest, taxes and amortization); return on equity; total stockholder return; return on capital; return on assets or net assets; income or net income; operating margin; return on operating revenue; attainment of stated goals related to our research and development or clinical trial programs; attainment of stated goals related to our capitalization, costs, financial condition or results of operations; and any other similar performance criteria.
Change in Control. Unless the compensation committee provides otherwise in a written agreement, in the event of a change in control (as defined in the 2010 Plan), the compensation committee will provide that all options (other than Nonemployee Director’s Options) either: vest in full immediately preceding the change in control and terminate upon the change in control; are assumed or continued in effect in connection with the change in control transaction; are cashed out for an amount equal to the consideration per share offered in connection with the change in control transaction less the exercise price; or are substituted for similar awards of the surviving corporation. The compensation committee will determine the effect that a change in control has on an award (other than an option) outstanding at the time such a change in control occurs. Immediately prior to a change in control, all outstanding Nonemployee Director’s Options will vest in full.
Non-Assignability of Awards. Awards are generally not transferable by a recipient during the life of the recipient. Awards are generally exercisable during the life of a recipient only by the recipient.
Stockholder Rights. No recipient or permitted transferee of an award under the 2010 Plan will have any rights as a stockholder with respect to any shares issuable or issued in connection with the award until we receive all amounts payable in connection with exercise of the award and performance by the recipient of all obligations under such award.

Award Types
Stock Options. Stock options granted under the 2010 Plan may be incentive stock options (“Incentive Stock Options”), which are intended to qualify under the provisions of Section 422 of the Internal Revenue Code, or nonqualified stock options (“Nonqualified Stock Options”), which do not so qualify.
The exercise price for each option may not be set below the fair market value of the underlying Common Stock on the date of grant. Notwithstanding the foregoing, in no event may the exercise price be less than the par value of the shares of Common Stock subject to the option, and the exercise price of an Incentive Stock Option may not be less than 100% of the fair market value on the date of grant (or 110% in the case of 10% stockholders). Fair market value is equal to the closing price of our Common Stock on the date of grant. On June 1, 2010, the fair market value of our Common Stock was $0.06.
The exercise price of any option may be paid in cash or by other consideration deemed by the compensation committee to be acceptable, including delivery of our capital stock (surrendered by or on behalf of the optionee) or surrender of other awards previously granted to the recipient exercising the option. The compensation committee may allow exercise in a broker-assisted transaction in which the exercise price will not be received until after exercise if the exercise of the option is followed by an immediate sale of all or a portion of the underlying shares and a portion of the sales proceeds is dedicated to full payment of the exercise price.
Options granted under the 2010 Plan vest, become exercisable and terminate as determined by the compensation committee. All options granted under the 2010 Plan may be exercised at any time after they vest and before their expiration date or earlier termination; provided that no option may be exercised more than 10 years after the date of its grant; and provided further that the exercise period may be less than 10 years if required by the Internal Revenue Code. In the absence of a specific written agreement to the contrary, and in each case subject to earlier termination on the option’s original expiration date, options will generally terminate: immediately upon termination of the recipient’s employment with us for just cause; 12 months after death or permanent disability; 24 months after normal retirement; and, with respect to termination of employment for any reason other than just cause, death, disability or retirement, three months in the case of Incentive Stock Options and six months in the case of Nonqualified Stock Options. Notwithstanding the foregoing, however, the compensation committee may designate shorter or longer periods after termination of employment to exercise any option if provided for in the instrument evidencing the grant of the options or if agreed upon in writing by the recipient. Options cease to vest upon termination of employment, but the compensation committee may accelerate the vesting of any or all options that had not become exercisable on or prior to the date of such termination. In the event that a non-employee director ceases to be a director, an option granted to such director is exercisable, to the extent exercisable at that date, for a period of five years after that date or longer if permitted by the compensation committee, or the original expiration date, if earlier.
Other Awards. In addition to options, the compensation committee may also grant performance awards, restricted stock, stock appreciation rights (“SARs”), stock payments and dividend equivalents. Performance awards entitle the recipient to a payment in cash or shares of our Common Stock upon the satisfaction of certain performance criteria. Shares of restricted stock may be granted by the compensation committee to recipients who may not transfer the restricted shares until the restrictions are removed or expire. These restrictions will be for a period of at least one year for performance-based grants and three years for non-performance-based grants. SARs, either related or unrelated to options, entitle the recipient to payment (in the form of cash, stock or a combination thereof) of the difference between the fair market value of a share of Common Stock as of a specified date and the exercise price of the related option or initial base amount, multiplied by the number of shares as to which such SAR is exercised. The compensation committee may also approve stock payments of our Common Stock to any eligible person and may also grant dividend equivalents payable in cash, Common Stock or other awards to recipients of options, SARs or other awards denominated in shares of Common Stock. For all such awards, the compensation committee will generally determine the relevant criteria, terms and restrictions.

Nonemployee Director’s Options. Under the 2010 Plan, each of our non-employee directors automatically receives, upon becoming a non-employee director, a one-time grant of an award (“Initial Awards”) on such terms as may be determined by the compensation committee from time to time. Initial Awards have a term of 10 years and vest and become exercisable with respect to 25% of the underlying shares on the grant date and with respect to an additional 25% of the underlying shares on the date of each of the first three anniversaries of such grant, but only if the director has remained a non-employee director for the entire period from the date of grant to such date. Each non-employee director shall also receive an additional award (“Additional Awards”) upon re-election to our Board or upon continuing as a director after an annual meeting without being re-elected due to the classification of the Board. These Additional Awards have a term of 10 years and will vest and become exercisable upon the earlier to occur of the first anniversary of the grant date or immediately prior to the annual meeting of stockholders next following the grant date; provided that the director has remained a director for the entire period from the grant date to such earlier date. The exercise price for Initial Awards and Additional Awards is the fair market value of our Common Stock on the date of their grant. All outstanding Nonemployee Director’s Options vest in full immediately prior to any change in control.
New Plan Benefits
Because the grant of awards under the 2010 Plan is within the discretion of the compensation committee, the Company cannot determine the dollar value or number of shares of Common Stock that will in the future be received by or allocated to any participant in the 2010 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2010 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2009: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

	Stock Options
	Grant Date
	Fair
Name and Position	Value $ (1)	Number (#)

Deirdre Y. Gillespie, M.D., President, Chief Executive Officer and Director	$211,013	150,000

Gail A. Sloan, Chief Financial Officer	34,276	25,000

Niv E. Caviar, Executive Vice President, Chief Business and Financial Officer (2)	77,371	55,000

Michael J.B. Tansey, M.D., Ph.D., Executive Vice President and Chief Medical Officer (2)	62,825	45,000

All current executive officers, as a group	245,289	175,000

All current directors who are not executive officers, as a group	—	—

All current employees who are not executive officers, as a group	16,597	7,500

(1)	The grant date fair value of each equity award is computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures.

(2)	Former officer who was terminated on April 20, 2009 as part of the Company’s restructuring activities.

Certain Material U.S. Federal Income Tax Considerations
The following summary of certain federal income tax considerations with respect to the receipt and exercise of awards granted by us is based upon the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax considerations regarding the receipt and exercise of awards under foreign, state and local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the 2010 Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all considerations arising with respect to the grant or exercise of awards and the disposition of any acquired shares.
Incentive Stock Options. Except as discussed below, a recipient of an Incentive Stock Option generally will not owe tax on the grant or the exercise of the option if the recipient exercises the option while the recipient is our employee (or an employee of any parent or subsidiary corporation) or within three months following termination of the recipient’s employment (or within one year, if termination was due to a permanent and total disability).
If the recipient of the Incentive Stock Option sells the shares acquired upon the exercise of the option at any time within one year after the date we issue such shares to the recipient or within two years after the date we grant the Incentive Stock Option to the recipient, then:
•	if the recipient’s sales price exceeds the purchase price paid for the shares upon exercise of the Incentive Stock Option, the recipient will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the shares on the date of exercise, and will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the shares on the date of exercise over the purchase price paid for the shares upon exercise of the Incentive Stock Option; or
•	if the recipient’s sales price is less than the purchase price paid for the shares upon exercise of the Incentive Stock Option, the recipient will recognize a capital loss equal to the excess of the purchase price paid for the shares upon exercise of the Incentive Stock Option over the sales price of the shares.
If the recipient sells shares acquired upon exercise of an Incentive Stock Option at any time after the recipient has held the shares for at least one year after the date we issue such shares to the recipient pursuant to the recipient’s exercise of the Incentive Stock Option and at least two years after the date we grant the recipient the Incentive Stock Option, then the recipient will recognize capital gain or loss equal to the difference between the sales price and the purchase price paid for the shares upon exercise of the Incentive Stock Option.
The amount by which the fair market value of shares the recipient acquires upon exercise of an Incentive Stock Option (determined as of the date of exercise) exceeds the purchase price paid for the shares upon exercise of the Incentive Stock Option will be included as a positive adjustment in the calculation of the recipient’s “alternative minimum taxable income” in the year of exercise.
In the case of an early disposition of shares by a recipient that results in the recognition of ordinary income, we will be entitled to a deduction equal to the amount of such ordinary income. If the recipient holds the shares for the requisite period described above, and therefore solely recognizes capital gain upon the sale of such shares, we will not be entitled to any deduction.
Nonqualified Stock Options. The grant of a Nonqualified Stock Option to a recipient is generally not a taxable event for the recipient. Upon the exercise of a Nonqualified Stock Option, the recipient will generally recognize ordinary income equal to the excess of the fair market value of the shares the recipient acquires upon exercise (determined as of the date of exercise) over the purchase price paid for the shares upon exercise of the Nonqualified Stock Option. We generally will be entitled to deduct as a compensation expense the amount of such ordinary income. Provided the shares are held as a capital asset, the recipient’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the purchase price paid for the shares plus the ordinary income recognized with respect to the shares, and such capital gain or loss will be taxable as long term or short term capital gain or loss depending upon the recipient’s holding period after exercise.

Stock Appreciation Rights (SARs). Generally, the holder of a SAR will recognize ordinary income equal to the value we pay (whether in cash, stock or a combination thereof) pursuant to the SAR on the date the holder receives payment. We will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the holder.
Stock Purchase Rights — Restricted Stock. Under the 2010 Plan, we are authorized to grant rights to purchase shares of restricted Common Stock subject to a right to repurchase such stock at the price paid by the participant if the participant’s employment relationship with us terminates prior to the lapse of such repurchase right. In general, there will be no tax consequences to a participant upon the grant of a right to purchase such restricted stock or upon purchase of such restricted stock. Instead, the participant will be taxed at ordinary income rates at the time our repurchase rights expire or are removed on an amount equal to the excess of the fair market value of the stock at that time over the amount the participant paid to acquire such stock. A participant who acquires restricted stock, however, may make an election under Section 83(b) of the Internal Revenue Code with respect to such stock. If such an election is made within 30 calendar days after the participant’s acquisition of the stock, the participant is taxed at ordinary income rates in the year in which the participant acquires the restricted stock. The ordinary income the participant must recognize is equal to the excess of the fair market value of the stock at the time of the participant’s acquisition of the stock (determined without regard to the restrictions) over the amount that the participant paid to acquire such stock. If a participant makes a timely election under Section 83(b) of the Internal Revenue Code with respect to restricted stock, the participant generally will not be required to report any additional income with respect to such restricted stock until he or she disposes of such stock, at which time he or she will generally recognize capital gain or loss (provided the shares are held as a capital asset) equal to the difference between the sales price and the fair market value of the stock at the time of the participant’s acquisition of the stock (determined without regard to the restrictions). In the event that a participant forfeits (as a result of a repurchase) restricted stock with respect to which an election under Section 83(b) of the Internal Revenue Code has been made, the participant ordinarily will not be entitled to recognize any loss for federal income tax purposes (except to the extent the amount realized by the participant at the time of such forfeiture is less than the participant’s purchase price for such stock). We generally will be entitled to a deduction equal to the amount of ordinary income, if any, recognized by a participant.
Other Awards. In addition to the awards described above, the 2010 Plan authorizes certain other types of awards that may include payments in cash, our Common Stock or a combination of cash and our Common Stock. The tax consequences of such awards will depend upon the specific terms of such awards. Generally, however, a participant who receives an award payable in cash will recognize ordinary income, and we will be entitled to a deduction, with respect to such award at the earliest time at which the participant has an unrestricted right to receive the amount of the cash payment. In general, the sale or grant of stock to a participant under the 2010 Plan will be a taxable event at the time of the sale or grant if such stock at that time is not subject to a substantial risk of forfeiture or is transferable within the meaning of Section 83 of the Internal Revenue Code in the hands of the participant. For such purposes, stock is ordinarily considered to be transferable if it can be transferred to another person who takes the stock free of any substantial risk of forfeiture. In such case, the participant will recognize ordinary income, and we will be entitled to a deduction, equal to the excess of the fair market value of such stock on the date of the sale or grant over the amount, if any, that the participant paid for such stock. Stock that, at the time of receipt by a participant, is subject to restrictions that constitute a substantial risk of forfeiture and that is not transferable within the meaning of Section 83 of the Internal Revenue Code generally will be taxed under the rules applicable to restricted stock as described above.
Withholding. In the event that an optionee or other recipient of an award under the 2010 Plan is our employee, we generally will be required to withhold applicable federal income taxes with respect to any ordinary income recognized by such optionee or other award recipient in connection with stock options or other awards under the 2010 Plan.

Certain Additional Rules Applicable to Awards. The terms of awards granted under the 2010 Plan may provide for accelerated vesting in connection with a change in control. In that event, and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Internal Revenue Code. Under these provisions, a participant will be subject to a 20% excise tax on any “excess parachute payments” and we will be denied any deduction with respect to such payment.
We generally are entitled to a deduction equal to the ordinary income recognized by a recipient in connection with an award. However, our deduction (including the deduction related to ordinary income recognized by a recipient) for compensation paid to our Chief Executive Officer and each of our other three most highly compensated officers (other than our Chief Financial Officer) may be limited to $1 million per person annually. Depending on the nature of the award, all or a portion of the ordinary income attributable to certain awards granted under the 2010 Plan may be included in the compensation subject to such deduction limitation.
Interest of Certain Persons in Matters to Be Acted Upon
Each of our current directors, executive officers and employees is eligible to receive Incentive Awards under the 2010 Plan. The compensation committee has the discretion to determine which eligible persons will receive Incentive Awards under the 2010 Plan. As a result, future participation in the 2010 Plan by executive officers, directors and other employees is not determinable.
Vote Required
The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum is present, is required to approve the Company’s 2010 Equity Incentive Plan. Proxies solicited by the Board will be voted for this proposal unless you specify otherwise in your proxy.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends that you vote “FOR” the approval of the Company’s 2010 Equity Incentive Plan.

PROPOSAL 6: APPROVAL OF AN AMENDMENT TO THE COMPANY’S 1995 EMPLOYEE STOCK
PURCHASE PLAN TO EXTEND THE TERM THEREOF AND TO INCREASE THE SHARES OF
COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 850,000 TO 4,850,000
The maximum number of shares of our Common Stock that may be issued pursuant to purchases made under the ESPP is currently 850,000 shares. As of June 1, 2010, 833,023 shares have been issued under the ESPP and 16,977 shares remain available for future issuance. The ESPP is also set to expire in 2015. We use the ESPP to facilitate the development of equity ownership by our employees, which we believe more effectively aligns the interests of our employees with those of our stockholders. Subject to stockholder approval, the Board has authorized an amendment of the ESPP to (i) extend the term thereof by 10 years, such that the ESPP will not expire until 2025 should this proposal be approved, (ii) to increase the number of shares available for issuance thereunder from 850,000 to 4,850,000 and (iii) to update the ESPP to reflect recent tax regulations.
Summary of the ESPP
The following is a summary of the principal features of the ESPP. The summary is qualified in its entirety by the terms of the ESPP, a copy of which, as it is proposed to be amended, is attached hereto as Appendix D and is incorporated by reference herein.
Purpose and Eligibility. The purpose of the ESPP is to maintain competitive equity compensation programs and to provide our employees with an opportunity and incentive to acquire a proprietary interest in us through the purchase of Common Stock, thereby more closely aligning the interests of our employees and stockholders. The ESPP, including the right of participants to make purchases of our Common Stock thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code. Subject to certain limitations imposed by Section 423 of the Internal Revenue Code, any employee or, in the discretion of the ESPP’s administrator, any employee of a subsidiary, whose customary employment is for more than five months per calendar year and for more than 20 hours per week is eligible to participate in the ESPP (each, an “Eligible Employee”).
As of June 1, 2010, there were three Eligible Employees, including two executive officers. Additional employees may become eligible to participate in the ESPP on a quarterly basis. Participation in the ESPP is voluntary and depends upon each Eligible Employee’s election to participate and his or her determination as to the level of payroll deductions to be allocated to the purchase of Common Stock under the ESPP. Accordingly, future purchases by executive officers and other employees under the ESPP are not determinable.
Offering Dates and Grants of Options. The ESPP is implemented by a series of consecutive and overlapping “Offering Periods” commencing on each January 1, April 1, July 1 and October 1 during the term of the ESPP. Offering Periods generally last for 24 months each, provided that the administrator of the ESPP may alter the duration of the Offering Periods without stockholder approval if the change is announced at least 15 days before the commencement of the first Offering Period to be affected. The first day of each Offering Period is referred to as an “Enrollment Date.” Each Offering Period is generally composed of eight three-month “Purchase Periods.” The last day of each Purchase Period, i.e., each March 31, June 30, September 30 and December 31, is referred to as an “Exercise Date” under the ESPP.
Eligible Employees desiring to participate in the ESPP may enroll in an Offering Period by submitting a subscription agreement to us at least five business days prior to the Enrollment Date for that Offering Period. The subscription agreement specifies a whole number percentage from 1% to 10% of the Eligible Employee’s base salary or hourly compensation and any cash bonus to be deducted from the Eligible Employee’s paychecks during the Offering Period and applied to the purchase of Common Stock under the ESPP. The Eligible Employee then receives an “Option” to purchase on each Exercise Date during the Offering Period up to that number of shares of Common Stock determined by dividing $6,250 by the fair market value of a share of Common Stock on the Enrollment Date (the “Periodic Exercise Limit”).

Notwithstanding the foregoing, no participant may receive an Option (a) if immediately after such grant, the participant would own stock and/or outstanding options to purchase stock amounting to five percent or more of the total combined voting power of all classes of our stock or of any subsidiary or (b) which permits the participant’s rights to purchase stock under all of our employee stock purchase plans and any of our subsidiaries to accrue at a rate in excess of $25,000 worth of stock (determined at the fair market value of the stock at the time such Option is granted) in any calendar year. Eligible Employees may participate in only one Offering Period at a time. A participant’s subscription agreement remains in effect for successive Offering Periods unless the participant withdraws as described below.
Payroll Deductions, Exercise and Purchase Price. During the Offering Period, we deduct from a participant’s paychecks the amount specified in the participant’s subscription agreement, and such deducted amounts are credited to a “Plan Account” that we maintain for the participant. A participant may increase or decrease (subject to such limits as the administrator may impose) the rate of his or her payroll deductions during any Purchase Period by providing us with a new subscription agreement authorizing such a change in the payroll deduction rate. A participant may not make additional payments into his or her Plan Account. No interest accrues on payroll deductions under the ESPP, and we may use all payroll deductions for any corporate purpose with no obligation to segregate such amounts.
Unless a participant withdraws from the Offering Period as described below, such participant’s Option will be exercised automatically on each Exercise Date of the Offering Period to purchase the maximum number of shares of Common Stock that can be purchased at the applicable Purchase Price (defined below) with the payroll deductions accumulated in the participant’s Plan Account and not yet applied to the purchase of shares under the ESPP, subject to the Periodic Exercise Limit. If, due to the Periodic Exercise Limit, there remains in a participant’s Plan Account immediately following exercise of such participant’s Option on an Exercise Date any cash accumulated during the Purchase Period immediately preceding such Exercise Date and not applied to the purchase of shares under the ESPP, such cash will be promptly returned to the participant.
The “Purchase Price” of the Option on each Exercise Date is an amount equal to 85% of the fair market value of a share of our Common Stock as of the close of business on the Exercise Date or as of the open of business on the Enrollment Date for the Offering Period in which such Exercise Date occurs, whichever is lower. If the fair market value of the Common Stock as of the close of business on any Exercise Date is lower than the fair market value of the Common Stock as of the open of business on the Enrollment Date for the Offering Period in which such Exercise Date occurs, then all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their Options on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.
Withdrawal; Termination of Employment. A participant may withdraw from an Offering Period by giving written notice to us at least five business days before the next Exercise Date. On or promptly following the effective date of any withdrawal, all (but not less than all) of the withdrawing participant’s payroll deductions credited to his or her Plan Account and not yet applied to the purchase of shares under the ESPP will be paid to such participant. On the effective date of such withdrawal, the participant’s Option for the Offering Period will be automatically terminated and no further payroll deductions for the purchase of shares will be made unless the participant delivers to us a new subscription agreement with respect to a subsequent Offering Period.
Promptly after a participant ceases to be an Eligible Employee for any reason, the payroll deductions credited to the participant’s Plan Account and not yet applied to the purchase of shares under the ESPP will be returned to the participant or, in the case of his or her death, to the participant’s designated beneficiary.
Administration, Amendment and Termination of Plan. The ESPP will be administered by the compensation committee of the Board, which has the authority to interpret the ESPP, prescribe rules and regulations and make all other determinations necessary or advisable for the administration of the ESPP. The compensation committee is entitled to amend the ESPP to the extent necessary to comply with and qualify under the Exchange Act, and Section 423 of the Internal Revenue Code, change the Purchase Periods and Offering Periods, limit the frequency and number of changes in payroll deductions during Purchase Periods and Offering Periods, and establish such other limitations or procedures as the compensation committee determines in its sole discretion to be advisable and which are consistent with the ESPP.

The compensation committee may, at any time and for any reason, terminate or amend the ESPP. To the extent necessary to comply with or qualify under the Exchange Act or Section 423 of the Internal Revenue Code, such amendments will be subject to stockholder approval. The ESPP will remain in effect until the earlier of the 30th anniversary of the adoption of the ESPP or its termination in accordance with the terms of the ESPP.
Our Board may from time to time in its discretion exercise any responsibilities or authority allocated to the compensation committee under the ESPP.
Capital Changes. Subject to any required action by our stockholders, the number of shares subject to outstanding Options and the number of shares remaining available under the ESPP, as well as the Purchase Price, Periodic Exercise Limit and other characteristics of the Options, will be appropriately and proportionately adjusted for any increase or decrease or exchange in the issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, exchange or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by us. The compensation committee may, if it so determines in the exercise of its sole discretion, adjust the number of shares subject to outstanding Options and the number of shares remaining available under the ESPP, as well as the Purchase Price, Periodic Exercise Limit and other characteristics of the Options, in the event we effect one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of our outstanding Common Stock.
In the event we propose to dissolve or liquidate, unless otherwise provided by the administrator, all pending Offering Periods will terminate immediately prior to the consummation of such proposed action, and all Plan Account balances will be paid to participants as appropriate and consistent with applicable law.
In the event we propose to sell all or substantially all of our assets, or merge or enter into another business with or into another entity, each Option will be assumed or an equivalent option will be substituted by such successor entity or a parent or subsidiary of such successor entity, unless the administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting a new Exercise Date, in which case each participant’s Option will be exercised automatically on the new Exercise Date unless, at least two business days prior to such date the participant has withdrawn from the Offering Period. An Option will be deemed to be assumed if the Option confers the right to purchase, for each share of stock subject to the Option, the consideration received by holders of Common Stock for each share of Common Stock held on the effective date of the transaction.
Nontransferability, Compliance With Law, Withholding. Neither payroll deductions credited to a participant’s Plan Account nor any rights with regard to the exercise of an Option or to receive shares under the ESPP nor any Option itself may be assigned or otherwise transferred or disposed of by the participant in any way other than by will or the laws of descent and distribution. The compensation committee may treat any prohibited assignment or transfer as an election to withdraw from an Offering Period. Options may be exercised during a participant’s lifetime only by the participant.
Shares of our Common Stock will not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto comply with all applicable provisions of law, including securities laws and the requirements of any stock exchange upon which the shares may then be listed. As a condition to the exercise of an Option, we may require the participant to represent that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, and shares issued under the ESPP may be subject to such transfer restrictions and stop-transfer instructions as the compensation committee deems appropriate. At the time of each exercise of an Option, and at the time any Common Stock issued under the ESPP to a participant is disposed of, the participant must adequately provide for our federal, state or other tax withholding obligations, if any, that arise upon the exercise of the Option or the disposition of the Common Stock.

Securities Subject to the ESPP. If this proposal is approved, the aggregate number of shares of our Common Stock that may be issued upon exercise of Options granted under the ESPP will be 4,850,000. Shares of Common Stock subject to unexercised Options that expire, terminate or are cancelled will again become available for the grant of further Options under the ESPP.
Certain Material U.S. Federal Income Tax Considerations
The following summary of certain federal income tax considerations for the participant and us with respect to the grant and exercise of rights to purchase shares of our Common Stock under the ESPP does not purport to be a complete statement of the law in this area and reference should be made to the applicable provisions of the Internal Revenue Code. This summary does not address the tax considerations under foreign, state and local, estate and gift tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact income tax treatment of transactions under the ESPP will depend upon the specific circumstances of the participant, and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of options and the disposition of any acquired shares.
The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. If certain employment requirements are satisfied, an employee who is granted a right, or “option,” to purchase stock under a plan meeting the requirements of Internal Revenue Code Section 423 will not be subject to federal income tax, and we will not be entitled to any deduction, on either the grant or the exercise of such right.
If shares acquired under the ESPP are sold more than two years after the first day of the purchase period pursuant to which the shares were purchased, no taxable income results if the proceeds of the sale are equal to or less than the price paid for the shares. If the proceeds of the sale are higher than the purchase price, the employee will recognize ordinary income for the year in which the sale occurs equal to the lesser of (a) fifteen percent (15%) of the fair market value of the Common Stock on the first day of the purchase period pursuant to which the shares were purchased or (b) the excess of the amount actually received for the shares over the amount paid. In addition, the employee may recognize long-term capital gain or loss in an amount equal to the difference between the proceeds of the sale and the employee’s basis in the shares (i.e., the employee’s purchase price plus the amount taxed to the employee as ordinary income). The employee will receive long-term capital gain or loss treatment if he or she has held the shares for at least 12 months. No deduction is allowed to the company.
If shares acquired under the ESPP are sold within two years of the first day of the purchase period pursuant to which the shares were purchased, the employee will recognize ordinary income equal to the difference between the fair market value of the shares on the exercise date and the employee’s purchase price. This amount is reportable as ordinary income even if no profit was realized on the sale of shares or the shares were sold at a loss. Long-term or short-term (depending on the holding period for the shares) capital gain or loss will be recognized in an amount equal to the difference between the proceeds of sale and the employee’s basis in the shares. The amount reportable as ordinary income from a sale made within two years of the first day of the purchase period pursuant to which the shares were purchased will generally be allowed as a tax deduction to the company.
New Plan Benefits. The benefits or amounts that will be received by or allocated to any individual or group of individuals under the ESPP are not determinable.
Interest of Certain Persons in Matters to be Acted Upon
Each of our current executive officers identified in this proxy statement qualifies for participation under the ESPP and thus is eligible to annually purchase up to $25,000 worth of our Common Stock each calendar year under the ESPP at a discount to the applicable market price. If this proposal is approved, 4,000,000 additional shares of our Common Stock will be available for sale under the ESPP. Participation in the ESPP is voluntary and depends upon each Eligible Employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases by executive officers and other Eligible Employees under the ESPP are not determinable.

Vote Required
The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum is present, is required to approve the amendment of the Company’s 1995 Employee Stock Purchase Plan. Proxies solicited by the Board will be voted for this proposal unless you specify otherwise in your proxy.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends that you vote “FOR” the approval of the amendment of the Company’s 1995 Employee Stock Purchase Plan.

PROPOSAL 7: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our Board has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Ernst & Young LLP has served as our independent registered public accounting firm since our incorporation in 1989. Representatives of Ernst & Young LLP are expected to be at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Reasons for the Proposal
The selection of our independent registered public accounting firm is not required to be submitted for stockholder approval. Nonetheless, the audit committee is seeking ratification of its selection of Ernst & Young LLP as a matter of further involving our stockholders in our corporate affairs. If the stockholders do not ratify this selection, the audit committee will reconsider its selection of Ernst & Young LLP and will either continue to retain the firm or appoint a new independent registered public accounting firm. Even if the selection is ratified, the audit committee may, in its sole discretion, determine to appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.
Vote Required
The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum is present, is required to approve this proposal. Proxies solicited by the Board will be voted for this proposal unless you specify otherwise in your proxy.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends that you vote “FOR” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm.
AUDIT FEES
Independent Registered Public Accounting Firm and Fees
The following table presents the aggregate fees agreed to by the Company for the annual and statutory audits for fiscal years ended December 31, 2008 and 2009, and all other fees paid by us during 2008 and 2009 to Ernst & Young LLP:

	2008	2009

Audit Fees	$298,861	$141,210
Audit Related Fees	—	—
Tax Fees	87,000	17,000
All Other Fees	45,000	—

Total	$430,861	$158,210

Audit Fees. The fees identified under this caption were for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements and internal control over financial reporting and for the review of the financial statements included in our quarterly reports on Form 10-Q. The amounts also include fees for services that are normally provided by the auditor in connection with regulatory filings and engagements for the years identified. Audit fees in 2008 include an aggregate of $65,025 in fees paid in connection with our filing of registration statements on Form S-8 and Form S-3. Audit fees in 2009 include an aggregate of $26,210 in fees paid in connection with our filing of registration statements on Form S-3 and Form S-4.
Tax Fees. Tax fees consist principally of assistance related to tax compliance and reporting.
All Other Fees. These fees consist primarily of accounting consultation fees related to potential collaborative agreements.
Pre-approval Policy. Our audit committee approves in advance all services provided by our independent registered public accounting firm. All engagements of our independent registered public accounting firm in 2008 and 2009 were pre-approved by the audit committee.

EXECUTIVE OFFICERS OF THE REGISTRANT
Our executive officers and their ages as of June 1, 2010 are set forth below.

Name	Age	Title

Deirdre Y. Gillespie, M.D.	54	President, Chief Executive Officer and Assistant Secretary
Gail A. Sloan, CPA	47	Chief Financial Officer and Secretary
The biography of Ms. Sloan appears below; the biography of Dr. Gillespie is set forth above in Proposal 1.
Gail A. Sloan, CPA, Chief Financial Officer and Secretary, joined us in 1996 as Assistant Controller, was promoted to Controller in 1997, to Senior Director of Finance in 2002, to Vice President of Finance in 2004 and to Chief Financial Officer in 2010. She was appointed Secretary in 1999. Prior to joining us, from 1993 to 1996, Ms. Sloan served as Assistant Controller at Affymax Research Institute (NASDAQ: AFFY), a publicly held drug-discovery research company and formerly a part of the Glaxo Wellcome Group. From 1985 to 1993, she progressed to the position of Audit Manager with Ernst & Young LLP. Ms. Sloan holds a B.S. in Business Administration from California Polytechnic State University, San Luis Obispo and is a Certified Public Accountant in California.
BOARD COMMITTEES, MEETINGS AND RELATED MATTERS
During our fiscal year ended December 31, 2009, our Board met six times, five of which meetings were telephonic. Each director, other than Martin P. Sutter, attended 75% or more of the aggregate number of Board meetings and the meetings of the various committees on which the directors serve.
Director Independence
Our Board has determined that each of Doctors Fildes, Smith and Young, and Mr. Martin are “independent” within the meaning of Nasdaq Marketplace Rules 5605(b) and 5605(a)(2) as adopted by the Nasdaq Stock Market, Inc. (“Nasdaq”). Dr. Gillespie was not deemed to be “independent” because she is our President and Chief Executive Officer.
Board Leadership
The positions of Chairman of the Board and Chief Executive Officer are presently separated, although they have not always been separated. We previously had a Lead Independent Director from on or about October 2004 through March 15, 2006, at which time the Board suspended the Lead Independent Director position, separated the positions of Chairman and Chief Executive Officer and appointed Craig R. Smith, M.D., a current independent director, to serve as the Chairman. As Chairman, Dr. Smith assumed the responsibilities carried out by the Lead Independent Director.
Separating the positions of Chairman of the Board and Chief Executive Officer allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to her position in the current business environment, as well as the commitment required to serve as our Chairman. Our Board also believes that this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board. Our Board believes its administration of its risk oversight function has not affected its leadership structure.
While our Bylaws and Corporate Governance Guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our Board believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. Our separated Chairman and Chief Executive Officer positions are augmented by the independence of four of our five directors, and our three fully independent Board committees that provide appropriate oversight in the areas described above. At executive sessions of independent directors, these directors speak candidly on any matter of interest, without the Chief Executive Officer or other executives present. The independent directors met one time in 2009 without management present. We believe this structure provides consistent and effective oversight of our management and the Company.

Board of Directors’ Role in Risk Management
The Board has overall responsibility for the oversight of the Company’s risk management process, which is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. Risk management includes not only understanding company specific risks and the steps management implements to manage those risks, but also what level of risk is acceptable and appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. The Board periodically reviews our business strategy and management’s assessment of the related risk, and discusses with management the appropriate level of risk for the Company. The Board also delegates oversight to Board committees to oversee selected elements of risk as set forth below.
The Board has delegated day-to-day responsibility for administering and interpreting the Company’s Code of Business Conduct and Ethics to the Company’s audit committee.
As part of its oversight of the Company’s financial reporting process and audits of the Company’s financial statements, our audit committee is responsible for reviewing financial risk exposures, including monitoring the quality and integrity of the Company’s financial statements, the effectiveness of internal controls over financial reporting, compliance with legal or regulatory requirements and the performance and independence of the Company’s independent registered public accounting firm, among other responsibilities as set forth in the audit committee charter. The audit committee receives periodic reports on internal control over financial reporting from the Company’s independent registered public accounting firm. In addition, the audit committee discusses other risk assessment and risk management policies of the Company periodically with management.
Our compensation committee participates in the design of compensation structures that create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. Our corporate governance and nominating committee oversees governance-related risks by developing and recommending to the Board working with management to establish corporate governance guidelines applicable to the Company, making recommendations regarding director nominees and membership on Board committees and overseeing the annual evaluation of the Board and management.
Committees of the Board of Directors
Our Board has three standing committees: an audit committee; a compensation committee; and a corporate governance and nominating committee. As discussed above, all current committee members have been previously determined by our Board to be “independent.” As of the date of the Annual Meeting, Dr. Gillespie (who is not independent by virtue of her positions as our President and Chief Executive Officer) will serve on the corporate governance and nominating committee.
Audit Committee. It is the responsibility of the audit committee to oversee our accounting and financial reporting processes and the audits of our financial statements. In addition, the audit committee assists the Board in its oversight of our compliance with legal and regulatory requirements. The specific duties of the audit committee include: monitoring the integrity of our financial process and systems of internal controls regarding finance, accounting and legal compliance; selecting our independent auditor; monitoring the independence and performance of our independent auditor; and providing an avenue of communication among the independent auditor, our management and our Board. The audit committee has the authority to conduct any investigation appropriate to fulfill its responsibilities, and it has direct access to all of our employees and to the independent auditor. The audit committee also has the ability to retain, at our expense and without further approval of the Board, special legal, accounting or other consultants or experts that it deems necessary in the performance of its duties.

The audit committee met five times during 2009, and otherwise accomplished its business without formal meetings. The members of the audit committee currently are Mr. Martin and Doctors Fildes and Smith. Mr. Martin currently serves as the chairman of the audit committee. Our Board has previously determined that each of Doctors Fildes and Smith and Mr. Martin is “independent” within the meaning of the enhanced independence standards contained in Nasdaq Marketplace Rule 5605(c)(2)(A) and Rule 10A-3 under the Exchange Act that relate specifically to members of audit committees. As of the date of the Annual Meeting, the audit committee will be comprised of Dr. Fildes and Mr. Martin.
Our Board, as of the Annual Meeting, will not have a person deemed to be an “audit committee financial expert” as defined in Item 407 of Regulation S-K.
Compensation Committee. It is the responsibility of the compensation committee to assist the Board in discharging the Board’s responsibilities regarding the compensation of our employees and directors. The specific duties of the compensation committee include: making recommendations to the Board regarding the corporate goals and objectives relevant to executive compensation; evaluating our executive officers’ performance in light of such goals and objectives; recommending compensation levels to the Board based upon such evaluations; administering our incentive compensation plans, including our equity-based incentive plans; making recommendations to the Board regarding our overall compensation structure, policies and programs; and reviewing the Company’s compensation disclosures. Our Chief Executive Officer makes recommendations to the compensation committee regarding the corporate and individual performance goals and objectives relevant to executive compensation and executives’ performance in light of such goals and objectives, and recommends other executives’ compensation levels to the compensation committee based on such evaluations. The compensation committee considers these recommendations and then makes an independent decision regarding officer compensation levels and awards. Additional information regarding the processes and procedures of the compensation committee is provided in the section entitled “Executive Compensation and Other Information.”
The compensation committee met three times during 2009, and otherwise accomplished its business without formal meetings. The members of the compensation committee are currently Dr. Fildes and Mr. Martin. Dr. Fildes currently serves as the chairman of the compensation committee. The current composition of the compensation committee will continue following the Annual Meeting.
Corporate Governance and Nominating Committee. It is the responsibility of the corporate governance and nominating committee to assist the Board: to identify qualified individuals to become Board members; to determine the composition of the Board and its committees; and to monitor and assess the effectiveness of the Board and its committees. The specific duties of the corporate governance and nominating committee include: identifying, screening and recommending to the Board candidates for election to the Board; reviewing director candidates recommended by our stockholders; assisting in attracting qualified director candidates to serve on the Board; monitoring the independence of current directors and nominees; and monitoring and assessing the relationship between the Board and our management with respect to the Board’s ability to function independently of management.
The corporate governance and nominating committee did not meet during 2009, but accomplished its business without formal meetings. Dr. Young is currently the sole member of the corporate governance and nominating committee. As of the date of the Annual Meeting, the corporate governance and nominating committee will consist of Doctors Gillespie and Fildes and Mr. Martin.
Meetings of Non-Management Directors. During regularly scheduled meetings of the Board, the non-management members of the Board periodically meet without any members of management present.

Corporate Governance Guidelines and Committee Charters
We have adopted a set of Corporate Governance Guidelines that describe a number of our corporate governance practices. Each of the audit, compensation and corporate governance and nominating committees has a charter, which are also available on our website. The Corporate Governance Guidelines and committee charters are available for viewing on our website at www.ljpc.com, then “Investor Relations.”
Code of Conduct
We have adopted a code of conduct that describes the ethical and legal responsibilities of all of our employees and, to the extent applicable, members of our Board. This code includes (but is not limited to) the requirements of the Sarbanes-Oxley Act of 2002 pertaining to codes of ethics for chief executives and senior financial and accounting officers. Our Board has reviewed and approved this code. Our employees agree in writing to comply with the code at commencement of employment and periodically thereafter. Our employees are encouraged to report suspected violations of the code. Our code of conduct is available for viewing on our website at www.ljpc.com, then “Investor Relations.” If we make substantive amendments to the code or grant any waiver, including any implicit waiver, to our principal executive, financial or accounting officer, or persons performing similar functions, we will disclose the nature of such amendment or waiver on our website and/or in a report on Form 8-K in accordance with applicable rules and regulations.
Communications With the Board of Directors
Our stockholders may communicate with our Board, a committee of our Board or a director by sending a letter addressed to the Board, a committee or a director to: c/o Corporate Secretary, La Jolla Pharmaceutical Company, 4365 Executive Drive, Suite 300, San Diego, California 92121. All communications will be compiled by our Corporate Secretary and forwarded to the Board, the committee or the director accordingly.
Director Nominations
The corporate governance and nominating committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the committee utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the committee through current directors, professional search firms, stockholders or other persons. Once the committee has identified a prospective nominee, the committee will evaluate the prospective nominee in the context of the then current constitution of the Board and will consider a variety of other factors, including the prospective nominee’s business, technology, finance and financial reporting experience, and attributes that would be expected to contribute to an effective Board. The committee seeks to identify nominees who possess a wide range of experience, skills, areas of expertise, knowledge and business judgment. Our corporate governance and nominating committee and Board thus consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity, which is not only limited to race, gender or national origin, but also includes diversity of experience and skills. We have no formal policy regarding board diversity. Our nominating committee’s and Board’s priority in selecting board members is identification of persons who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, and professional and personal experiences and expertise relevant to our growth strategy. Successful nominees must have a history of superior performance or accomplishments in their professional undertakings and should have the highest personal and professional ethics and values. The committee does not evaluate stockholder nominees differently than any other nominee.
Pursuant to procedures set forth in our Bylaws, our corporate governance and nominating committee will consider stockholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of stockholders. To be timely, the notice must be received within the time frame discussed below under the heading “Stockholder Proposals.” To be in proper form, the notice must, among other matters, include each nominee’s written consent to serve as a director if elected, a description of all arrangements or understandings between the nominating stockholder and each nominee and information about the nominating stockholder and each nominee. These requirements are further described below under the heading “Stockholder Proposals” and are detailed in our Bylaws, which were attached as an exhibit to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000. A copy of our Bylaws will be provided upon written request to our Corporate Secretary.

Director Attendance at Annual Meetings
Our Board has adopted a policy that encourages our directors to attend our annual stockholder meeting. We did not hold an annual stockholder meeting during our fiscal year ended December 31, 2009.
Report of the Audit Committee
The audit committee oversees our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including our system of internal control over financial reporting. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009 with management, including a discussion of the quality, not merely the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The audit committee reviewed with the independent auditor, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not merely the acceptability, of our accounting principles and such other matters as are required to be discussed under auditing standards generally accepted in the United States. In addition, the audit committee has discussed with the independent auditor the auditor’s independence, including Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), from us and our management, including the matters in the written disclosures received by us required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The audit committee has also considered the compatibility of the independent auditor’s provision of non-audit services to us with the auditor’s independence.
The audit committee discussed with our independent auditor the overall scope and plan for its audit. The audit committee met with the independent auditor, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls and the overall quality of our financial reporting. The audit committee held five meetings during fiscal year 2009.
Based upon the reviews and discussions referred to above, the audit committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission. This report is provided by the following independent directors, who comprise the audit committee:
Stephen M. Martin, Chairman
Robert A. Fildes, Ph.D.
Craig R. Smith, M.D.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Equity Compensation. Under the 2004 Plan and, if Proposal 5 is approved, under the 2010 Plan, the compensation committee may grant stock options, restricted stock, stock appreciation rights and performance awards. In granting these awards, the committee may establish any conditions or restrictions it deems appropriate. The grant of options is unrelated to any anticipated major announcements made by the Company and is thus not influenced by any material, non-public information that may exist at the time of grant.
The exercise price of stock options is set at the fair market value on the grant date using the closing market price on the date of grant. New hire stock option awards granted in 2009 vest with respect to 25% of the underlying shares on the one-year anniversary from the date of grant and with respect to the remaining 75% of the underlying shares on a monthly pro rata basis over the next three years. Stock option awards granted in 2009 as a part of the annual performance review process vest monthly on a pro rata basis over 4 years.
The annual stock option awards for executive performance in fiscal 2008 were made on January 22, 2009. No annual stock option awards for executive performance in fiscal 2009 were made.
On December 31, 2009, we granted 2,021,024 restricted stock units (“RSUs”) to our three remaining employees where each RSU represents a contingent right to receive one share of the Company’s Common Stock. The RSUs were to vest upon the closing of the Company’s proposed merger with Adamis Pharmaceuticals Corporation (the “Merger”), subject to the continued employment of the recipient through the closing date of the Merger. The RSUs were valued at the fair market value of the Company’s Common Stock on the grant date. The value of the RSUs on December 31, 2009 was $344,000 and no compensation expense for these RSUs was recognized during 2009. The RSUs were cancelled in March 2010 as a result of the termination of the Merger in March 2010.
Benefits. The ESPP provides employees with an opportunity to acquire increased equity ownership in the Company over time through periodic purchases of shares. The ESPP allows employees, including the Named Executive Officers (as listed below in our Summary Compensation Table), to purchase Common Stock every three months (in an amount not exceeding 10% of each employee’s base salary, or hourly compensation, and any cash bonus paid, subject to certain limitations) over the offering period at 85% of the fair market value of the Common Stock at specified dates. The offering period may not exceed 24 months. No purchases under the ESPP occurred during 2009.
Our retirement savings plan (“401(k) Plan”) was terminated in March 2009. Prior to its termination, our retirement savings plan was a tax-qualified retirement savings plan, pursuant to which all employees, including the Named Executive Officers, were able to contribute the lesser of 50% of their annual compensation or the limit prescribed by the IRS to the 401(k) Plan on a before-tax basis. We did not match employee contributions or otherwise contribute to the 401(k) Plan.
Our health and welfare programs were terminated in April 2009.
We have not historically provided special benefits or perquisites to our executives and did not do so in 2009.
Retention and Separation Agreements.
On December 4, 2009, we entered into Retention and Separation Agreements and General Release of All Claims (the “Retention Agreements”) with our current Named Executive Officers. Our current Named Executive Officers are our Chief Executive Officer and our Vice President of Finance (who has since been promoted to Chief Financial Officer). The Retention Agreements superseded the severance provisions of the employment agreements with the current Named Executive Officers that were effective prior to the signing of the Retention Agreements (the “Prior Employment Agreements”), but otherwise the terms of the Prior Employment Agreements remained in full force and effect. The Retention Agreements did not alter the amount of severance that was to be awarded under the Prior Employment Agreements, but rather changed the events that trigger such payments.

Pursuant to the Retention Agreements, on December 18, 2009 we made retention payments to the current Named Executive Officers (the “Retention Payments”) in the amounts of $202,800 to our Chief Executive Officer and $66,184 to our Vice President of Finance. If the current Named Executive Officers voluntarily resigned their employment prior to the earlier to occur of (a) the closing of the Merger or (b) March 31, 2010, they were to immediately repay the Retention Payments to us. The date under (a) and (b) shall be referred to as the “Separation Date.”
Under the Retention Agreements, each of the current Named Executive Officers agreed to execute an amendment to the Retention Agreements (the “Amendment”) on or about the Separation Date to extend and reaffirm the promises and covenants made by them in the Retention Agreements through the Separation Date. The Retention Agreements also provided for severance payments to the Named Executive Officers (“Severance Payments”) payable in a lump sum on the eighth day after the current Named Executive Officers signed the Amendment.
In April 2010, the compensation committee confirmed that pursuant to the terms of the Retention Agreements, the Retention Payments and Severance Payments were earned as of March 31, 2010 and agreed that the existing employment terms would remain in effect beyond March 31, 2010. As an incentive to retain the current Named Executive Officers to pursue a strategic transaction such as a merger, license agreement, third party collaboration or wind down of the Company, the compensation committee also approved a Confidential Retention Agreement with Dr. Gillespie (the “Gillespie Retention Agreement”) to incentivize Dr. Gillespie to remain with the Company in order to complete a strategic transaction for the Company. Following Board approval of the Gillespie Retention Agreement on May 21, 2010, the Company and Dr. Gillespie entered into the Gillespie Retention Agreement on May 24, 2010. The Gillespie Retention Agreement supersedes the severance provisions of the Chief Executive Officer Employment Agreement, dated as of March 15, 2006, as amended, by and between the Company and Dr. Gillespie and the Confidential Retention and Separation Agreement and General Release of All Claims, dated as of December 4, 2009, by and between the Company and Dr. Gillespie (the “Prior Gillespie Retention Agreement”). The Prior Gillespie Retention Agreement contemplated that the Company would enter into a strategic transaction or wind down its business on or before March 31, 2010, at which time the remaining two-thirds of the severance payment due to Dr. Gillespie under the Prior Gillespie Retention Payment would be paid to Dr. Gillespie. The Gillespie Retention Agreement confirms that the remaining two-thirds of the severance payment owed to Dr. Gillespie pursuant to the terms of the Prior Gillespie Retention Agreement was earned by Dr. Gillespie on March 31, 2010. Therefore, pursuant to the Gillespie Retention Agreement, the Company paid Dr. Gillespie a lump sum severance payment of $405,600, less applicable payroll deductions and withholdings, on June 1, 2010. The Gillespie Retention Agreement continues Dr. Gillespie’s employment with the Company after March 31, 2010 and provides for a cash incentive (the “Gillespie Retention Bonus”) upon completion of either a strategic transaction or other wind down of the Company (an “Incentive Event”). The Purchase Agreement described in Proposal 2 above constitutes an Incentive Event under the Gillespie Retention Agreement. Accordingly, on June 1, 2010, the Company paid Dr. Gillespie the Gillespie Retention Bonus of $202,800, paid in a lump sum (less applicable payroll deductions and withholdings), per the terms of the Gillespie Retention Agreement.
In April 2010, the compensation committee also approved a Confidential Retention Agreement with Ms. Sloan (the “Sloan Retention Agreement”) to incentivize Ms. Sloan to remain with the Company in order to complete a strategic transaction for the Company. Following Board approval of the Sloan Retention Agreement on May 21, 2010, the Company and Ms. Sloan entered into the Sloan Retention Agreement on May 24, 2010. The Sloan Retention Agreement supersedes the severance provisions of the Amended and Restated Employment Agreement, dated as of February 23, 2006, as amended, by and between the Company and Gail A. Sloan and the Confidential Retention and Separation Agreement and General Release of All Claims, dated as of December 4, 2009, by and between the Company and Ms. Sloan (the “Prior Sloan Retention Agreement”). The Prior Sloan Retention Agreement contemplated that the Company would enter into a strategic transaction or wind down its business on or before March 31, 2010, at which time the remaining two-thirds of the severance payment due to Ms. Sloan under the Prior Sloan Retention Agreement would be paid to Ms. Sloan. The Sloan Retention Agreement confirms that the remaining two-thirds of the severance payment owed to Ms. Sloan pursuant to the terms of the Prior Sloan Retention Agreement was earned by Ms. Sloan on March 31, 2010. Therefore, pursuant to the Sloan Retention Agreement, the Company paid Ms. Sloan a lump sum severance payment of $132,367, less applicable payroll deductions and withholdings, on June 1, 2010. The Sloan Retention Agreement continues Ms. Sloan’s employment with the Company after March 31, 2010 and provides for a cash incentive (the “Sloan Retention Bonus”) upon completion of an Incentive Event. The Purchase Agreement described in Proposal 2 above constitutes an Incentive Event under the Sloan Retention Agreement. Accordingly, on June 1, 2010, the Company paid Ms. Sloan the Sloan Retention Bonus of $69,492, paid in a lump sum (less applicable payroll deductions and withholdings), per the terms of the Sloan Retention Agreement.

Employment Agreements.
Deirdre Y. Gillespie, M.D. On May 24, 2010, we entered into an employment agreement with Deirdre Y. Gillespie, M.D. (the “Gillespie Employment Agreement”). Pursuant to the terms of the Gillespie Employment Agreement, Dr. Gillespie’s employment is at-will and she will initially continue to receive her current annual base salary of $405,600 (the “Gillespie Base Salary”) and her current annual bonus with a targeted payout equal to 50% of her Base Salary (the “Gillespie Annual Bonus”). The Gillespie Base Salary will be increased to $421,824 upon the closing of a Strategic Transaction (as defined in our Certificate of Designations), with such increase to be retroactive to May 24, 2010. The compensation committee will annually establish the goals upon which the Gillespie Annual Bonus will be based, which will take into account both Dr. Gillespie’s and the Company’s performance. If Dr. Gillespie is terminated without “Cause,” as a result of a “Constructive Termination” or in connection with a “Change in Control” (each as defined in the Gillespie Employment Agreement), then the Gillespie Annual Bonus will be determined after the occurrence of such event and paid promptly thereafter, except that, in the case of a Change in Control, the Board will consider whether to pay Dr. Gillespie the Gillespie Annual Bonus.
Under the terms of the Gillespie Employment Agreement, Dr. Gillespie was granted an option to purchase up to 4,000,000 shares of Common Stock at the fair market value of the Common Stock on the third day after public announcement of entering into the Purchase Agreement described in Proposal 2 (the “date of grant”). These options vest monthly over three years so that they are fully vested on the third anniversary of the date of grant.
After closing a Strategic Transaction, if Dr. Gillespie is terminated without Cause or voluntarily resigns due to (i) a material reduction in her responsibilities, authority or duties as an officer or a reduction in her title as an officer, (ii) a material diminution in the Gillespie Base Salary (except for across-the-board salary reductions similarly affecting all or substantially all senior management employees and does not exceed 15%), (iii) a relocation of her office to a location outside of San Diego, California, (iv) any material breach by the Company under the Gillespie Employment Agreement or (v) any failure by the Company to obtain the assumption of the Gillespie Employment Agreement by any successor of the Company, she will receive the Gillespie Base Salary, then in effect, prorated to the date of termination, plus any bonus, healthcare/vacation benefits and business expenses earned but not yet paid (the “Gillespie Standard Entitlements”) and, provided that Dr. Gillespie timely executes and delivers a release agreement to the Company, the following severance benefits: a lump sum severance payment equal to 18 months of her then current annual base salary, but in no event less than the Gillespie Base Salary of $405,600 discussed above (the “Gillespie Standard Severance Payment”); the immediate vesting and exercisability of all of Dr. Gillespie’s outstanding options; and up to 18 months of continuing COBRA health coverage. The Gillespie Standard Severance Payment, the acceleration of the vesting of options and the continuation of COBRA health coverage are collectively referred to as the “Gillespie Severance Benefits.”
Dr. Gillespie will also receive the Gillespie Standard Entitlements and the Gillespie Severance Benefits if her employment is terminated, other than for Cause, by the Company within 12 months after a Change in Control, provided that she timely executes and delivers a release agreement to the Company.
Gail A. Sloan. On May 24, 2010, the Company entered into an Executive Employment Agreement with Gail A. Sloan (the “Sloan Employment Agreement”), pursuant to which Ms. Sloan was promoted to Chief Financial Officer. Pursuant to the terms of the Sloan Employment Agreement, Ms. Sloan’s employment is at-will and she will initially continue to receive her current annual base salary of $198,551 (the “Sloan Base Salary”) and an annual bonus with a targeted payout equal to 35% of her Base Salary (the “Sloan Annual Bonus”). The Sloan Base Salary will be increased to $206,493 upon the closing of a Strategic Transaction (as defined in our Certificate of Designations); such increase will be retroactive to May 24, 2010. The compensation committee will annually establish the goals upon which the Sloan Annual Bonus will be based, which will take into account both Ms. Sloan’s and the Company’s performance. If Ms. Sloan is terminated without “Cause,” as a result of a “Constructive Termination” or in connection with a “Change in Control” (each as defined in the Sloan Employment Agreement), then the Sloan Annual Bonus, if any, will be determined after the occurrence of such event and paid promptly thereafter.

Under the terms of the Sloan Employment Agreement, Ms. Sloan was granted an option to purchase up to 1,800,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant. These options vest monthly over three years so that they are fully vested on the third anniversary of the date of grant.
After closing a Strategic Transaction, if Ms. Sloan is terminated without Cause or voluntarily resigns due to (i) a material reduction in her responsibilities, authority or duties as an officer or a reduction in her title as an officer, (ii) a material diminution in the Sloan Base Salary (except for across-the-board salary reductions similarly affecting all or substantially all senior management employees and does not exceed 15%), (iii) a relocation of her office to a location outside of San Diego, California, (iv) any material breach by the Company under the Sloan Employment Agreement or (v) any failure by the Company to obtain the assumption of the Sloan Employment Agreement by any successor of the Company, she will receive the Sloan Base Salary, then in effect, prorated to the date of termination, plus any bonus, healthcare/vacation benefits and business expenses earned but not yet paid (the “Sloan Standard Entitlements”) and, provided that Ms. Sloan timely executes and delivers a release agreement to the Company, the following severance benefits: a lump sum severance payment equal to 12 months of her then current annual base salary, but in no event less than the Sloan Base Salary of $198,551 discussed above (the “Sloan Standard Severance Payment”); the immediate vesting and exercisability of all of Ms. Sloan’s outstanding options; and up to 12 months of continuing COBRA health coverage. The Sloan Standard Severance Payment, the acceleration of the vesting of options and the continuation of COBRA health coverage are collectively referred to as the “Sloan Severance Benefits.”
Ms. Sloan will also receive the Sloan Standard Entitlements and the Sloan Severance Benefits if her employment is terminated, other than for Cause, by the Company within 12 months after a Change in Control, provided that she timely executes and delivers a release agreement to the Company.
Summary Compensation Table

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and		Salary		Awards	Awards	Compensation	Compensation		Total
Principal Position	Year	($)	Bonus ($) (1)	($)	($) (2)	($) (3)	($)		($)

Current Officers Deirdre Y. Gillespie, M.D.	2009	$421,200	$202,800	$—	$1,167,161	$—	$—		$1,791,161
President, Chief Executive Officer and	2008	402,600	—	—	1,093,763	200,772	—		1,697,135
Assistant Secretary

Gail A. Sloan	2009	206,187	66,184	—	71,785	—	—		344,156
Vice President of Finance and Secretary	2008	196,906	—	—	307,483	53,609	—		557,998

Former Officers* Niv E. Caviar	2009	124,734	211,612	—	635,453	—	—		971,799
Executive Vice President, Chief Business	2008	280,775	—	—	226,995	111,097	25,000	(4)	643,867
and Financial Officer

Michael Tansey, M.D., Ph.D.	2009	113,402	251,063	—	572,250	—	—		936,715
Executive Vice President and Chief	2008	332,875	—	—	387,029	90,383	—		810,287
Medical Officer

*	These former officers were terminated on April 20, 2009 as part of the Company’s restructuring activities.

(1)	The amounts for Dr. Gillespie and Ms. Sloan are retention payments made on December 18, 2009 in accordance with the Retention Agreements dated December 4, 2009. See Note 6 to our audited consolidated financial statements for the fiscal year ended December 31, 2009, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2010. The amount for Mr. Caviar is severance equal to nine months of Mr. Caviar’s annual base salary at December 31, 2008 pursuant to his employment agreement dated May 10, 2007. The amount for Dr. Tansey is severance equal to nine months of Dr. Tansey’s annual base salary at December 31, 2008 pursuant to his employment agreement dated December 4, 2006. These severance payments were made to Mr. Caviar and Dr. Tansey following their respective terminations on April 20, 2009.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2009 and December 31, 2008, for awards and thus may include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of these amounts are included in Note 1 to our audited consolidated financial statements for the fiscal year ended December 31, 2009.

(3)	These amounts represent the 2008 performance-based bonus awards which were paid in fiscal year 2009.

(4)	This amount represents a signing bonus paid to Mr. Caviar in January 2008 in accordance with his employment agreement.
Outstanding Equity Awards at 2009 Fiscal Year End

									Market or
	Number of		Number of						Payout Value of
	Securities		Securities				Number of		Unearned
	Underlying		Underlying				Unearned Shares,		Shares, Units or
	Unexercised		Unexercised		Option		Units or Other		Other Rights
	Options		Options		Exercise	Option	Rights that have not		that have not
	(#)		(#)		Price	Expiration	Vested		Vested
Name	Exercisable		Unexercisable		($)	Date(1)	(#)		($)

Current Officers Deirdre Y. Gillespie	766,666		33,333	(2)	5.26	03/15/2016
	106,250		43,750	(2)	3.08	02/05/2017
	68,750		81,250	(2)	2.42	02/21/2018
	34,375		115,625	(2)	1.42	01/22/2019
							1,411,898	(3)	240,023	(4)

Gail A. Sloan	972		—		18.44	01/28/2010
	3,800		—		35.00	11/20/2010
	3,000		—		38.25	07/19/2011
	2,999		—		35.50	12/14/2011
	5,999		—		25.45	07/18/2012
	5,999		—		29.50	11/21/2012
	5,999		—		14.85	05/12/2013
	6,000		—		23.55	09/18/2013
	14,000		—		14.80	05/21/2014
	10,583		—		2.40	04/25/2015
	5,415		—		2.15	05/19/2015
	21,199		—		4.20	10/10/2015
	184,548		—		4.46	04/17/2016
	17,708		7,291	(2)	3.08	02/05/2017
	11,458		13,541	(2)	2.42	02/21/2018
	5,729		19,270	(2)	1.42	01/22/2019
							483,810	(3)	82,248	(4)

Former Officers* Michael J.B. Tansey	113,000	(5)	—		3.61	07/17/2016
	87,000	(5)	—		3.23	12/04/2016
	50,000	(5)	—		5.47	05/23/2017
	40,000	(5)	—		2.42	02/21/2018
	200,000	(5)	—		1.82	05/22/2018
	45,000	(5)	—		1.42	01/22/2019

Niv E. Caviar	—		—		—	—

*	These former officers were terminated on April 20, 2009.

(1)	All stock options expire ten years from the date of grant.

(2)	The stock options vest and become exercisable ratably on a monthly basis over four years from the date of grant.

(3)	These are restricted stock units (“RSUs”) granted on December 31, 2009 where each RSU represents a contingent right to receive one share of our Common Stock. The RSUs were to vest upon the closing of the Merger, subject to the continued employment of the recipient through the closing date of the Merger; however, the Merger was terminated in March 2010 and accordingly, the RSUs were cancelled.

(4)	The value of each RSU is the closing price of our Common Stock on the date of grant, which was $0.17.

(5)	Pursuant to Dr. Tansey’s employment agreement dated December 4, 2006, all of Dr. Tansey’s unvested options automatically vested upon his termination date of April 20, 2009 and remained exercisable for one year following the termination date. Because these options were not exercised by April 20, 2010, all of Dr. Tansey’s stock options were cancelled on April 20, 2010.
Option Exercises and Stock Vested in Fiscal Year 2009
No named executive officers exercised any options or had any restricted stock vest in fiscal year 2009.
Director Compensation Table — 2009

	Feed Earned or
	Paid in Cash	Stock Awards	Option Awards	Total
Name	($)	($)	($) (1)	($)

Thomas H. Adams (2)	$24,500	$—	$19,139	$43,639

Robert A. Fildes	37,500	—	19,139	56,639

Stephen M. Martin	51,000	—	19,139	70,139

Craig R. Smith	62,750	—	18,619	81,369

Martin P. Sutter (2)	—	—	6,206	6,206

James N. Topper (2)	—	—	6,206	6,206

Frank E. Young	29,500	—	6,206	35,706

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2009, and thus may include amounts from awards granted in and prior to 2009. Assumptions used in the calculation of these amounts are included in Note 1 to our audited consolidated financial statements for the fiscal year ended December 31, 2009.

(2)	Doctors Adams and Topper and Mr. Sutter resigned as directors effective September 3, 2009.

Director Compensation
Retainers and Fees. Directors who are also our employees receive no extra compensation for their service on the Board. In 2009, non-employee directors received $1,500 per Board meeting attended in person and $750 per Board meeting attended telephonically. Non-employee directors also received $750 per committee meeting attended in person and $500 per committee meeting attended telephonically. Directors were reimbursed for reasonable costs associated with attendance at meetings of the Board and its committees. Non-employee directors received an annual retainer of $20,000, which was paid quarterly. The Chairman of the Board, Dr. Smith, received an additional annual retainer of $25,000, which was paid quarterly. In 2009, the chairman of the audit committee received an annual fee of $10,000. In 2009, the chairman of the compensation committee received an annual fee of $5,000. All chairman fees were paid quarterly. All other members of the audit, compensation and corporate governance and nominating committees received an annual retainer of $2,000, which was paid quarterly.
Option Grants Under the 2010 Plan. Under the 2010 Plan, each of our non-employee directors automatically receives, upon becoming a non-employee director, a one-time grant of a non-qualified stock option in an amount to be determined by the compensation committee at an exercise price equal to the fair market value of a share of the Common Stock on the date of grant. These non-employee director options have a term of 10 years and vest with respect to 25% of the underlying shares on the grant date and with respect to an additional 25% of the underlying shares on the date of each of the first three anniversaries of such grant, but only if the director remains a non-employee director for the entire period from the date of grant to such date. Upon re-election to our Board or upon continuing as a director after an annual meeting without being re-elected due to the classification of the Board, each non-employee director automatically receives a grant of an additional non-qualified stock option in an amount to be determined by the compensation committee. Due to the futility of the Riquent trial, the annual grants for 2009 were not made. These additional non-employee director options have a term of 10 years and vest and become exercisable upon the earlier to occur of the first anniversary of the grant date or immediately prior to the annual meeting of stockholders next following the grant date; provided that the director remains a director for the entire period from the grant date to such earlier date. The exercise price for these additional non-employee director options is the fair market value of our Common Stock on the date of their grant. All outstanding non-employee director options vest in full immediately prior to any change in control. Each non-employee director is also eligible to receive additional options under the 2010 Plan in the discretion of the compensation committee. These options vest and become exercisable pursuant to the 2010 Plan and the terms of the option grant.
Related Party Transactions
No director, executive officer, nominee for election as a director nor any beneficial holder of more than five percent of our outstanding capital stock, nor any immediate family member of the foregoing, had any material interest, direct or indirect, in any reportable transaction with us during the 2009 fiscal year, or any reportable business relationship with us during such time. Since the commencement of the current fiscal year, our President and Chief Executive Officer (Deirdre Y. Gillespie) and our Chief Financial Officer (Gail A. Sloan) were parties to the Purchase Agreement, as purchasers, entered into by the Company and certain purchasers on May 24, 2010. Pursuant to the terms of the Purchase Agreement, these related parties purchased shares of our Common Stock, Preferred Stock and warrants to purchase Preferred Stock for an aggregate amount of approximately $150,000; Dr. Gillespie’s interest was approximately $117,000 and Ms. Sloan’s interest was approximately $25,000. These purchases were pre-approved by the independent members of the Board. Holders of at least 5% of our Common Stock, RTW Investments, LLC (“RTW”), Tang Capital Partners, LP (“Tang”) and Boxer Capital, LLC (“Boxer”) also purchased, pursuant to the Purchase Agreement dated May 24, 2010, shares of our Common Stock, Preferred Stock and warrants to purchase Preferred Stock, in an aggregate amount of approximately $5.4 million. RTW’s interest was approximately $784,000, Tang’s interest was approximately $2.4 million and Boxer’s interest was approximately $2.2 million.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2009 with respect to shares of our Common Stock that may be issued under our equity compensation plans.

Number of
Securities
	Number of		Weighted-	Remaining Available
	Securities to be		Average Exercise	for Future Issuance
	Issued upon		Price of	Under Equity
	Exercise of		Outstanding	Compensation Plans
	Outstanding		Options,	(Excluding
	Options, Warrants		Warrants and	Securities Reflected
Plan Category	and Rights		Rights	in Column(a))

Equity Compensation plans approved by security holders	5,529,591	(1)	6.99	1,082,671	(2)
Equity Compensation plans not approved by security holders	—		—	—

(1)	Outstanding options to purchase shares of our Common Stock under the La Jolla Pharmaceutical Company 1994 Stock Incentive Plan and the 2004 Plan.

(2)	Includes 1,065,694 shares subject to the 2004 Plan and 16,977 shares subject to the ESPP (each stated as of December 31, 2009).
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our Common Stock as of June 1, 2010 based on information available to us and filings with the SEC by:
•	each of our directors;

•	each of our “named executive officers” as defined by SEC rules;

•	all of our current directors and executive officers as a group; and

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our Common Stock.
Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, shares of Common Stock issuable under stock options that are exercisable within 60 days of June 1, 2010 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of Common Stock, except for those jointly owned with that person’s spouse. Percentage of beneficial ownership of Common Stock is based on 94,693,083 shares of Common Stock outstanding as of June 1, 2010. Unless otherwise noted below, the address of each person listed on the table is c/o La Jolla Pharmaceutical Company, 4365 Executive Drive, Suite 300, San Diego, California 92121.

		Shares
	Shares of	with Right to
	Common	Acquire	Total	Percentage
	Stock	within 60	Beneficial	of Common
Name and Address	Owned	days	Ownership	Stock
RTW Investments, LLC (1)	9,468,361	—	—	9.9%

Tang Capital Partners, LP (2)	8,837,137	—	—	9.3%

Boxer Capital, LLC (3)	8,277,434	—	—	8.7%

Craig R. Smith, M.D. (4)	—	123,400	123,400	* %

Robert A. Fildes, Ph.D. (4)	—	113,425	113,425	* %

Stephen M. Martin (4)	40	114,066	114,106	* %

Frank E. Young, M.D., Ph.D. (4)	5,600	38,000	43,600	* %

Deirdre Y. Gillespie, M.D. (4)(5)	437,649	1,297,222	1,734,871	1.8%

Gail A. Sloan (5)	94,038	415,374	509,412	* %

Michael J.B. Tansey (6)	—	—	—	—%

Niv E. Caviar (6)	—	—	—	—%

All current executive officers and directors as a group (6 persons) (7)	537,327	2,101,487	2,638,814	2.7%

*	Less than one percent.

(1)	Based solely upon a Schedule 13G filed with the SEC on June 3, 2010. The address of RTW Investments, LLC is 1350 Avenue of the Americas, 28th Floor, New York, New York 10019. Roderick Wong is the Managing Member of RTW Investments, LLC.

(2)	Based solely upon a Schedule 13G filed with the SEC on June 3, 2010. Tang Capital Partners is the beneficial owner of 8,837,137 shares of Common Stock. Tang Capital Partners shares voting and dispositive power over such shares with Tang Capital Management and Kevin C. Tang. Tang Capital Management, as the general partner of Tang Capital Partners, may be deemed to beneficially own the 8,837,137 shares held by Tang Capital Partners. Tang Capital Management shares voting and dispositive power over such shares with Tang Capital Partners and Kevin C. Tang. Kevin C. Tang may be deemed to beneficially own 9,468,361 shares of our Common Stock, consisting of: (i) 8,837,137 shares beneficially owned by Tang Capital Partners, for which Tang Capital Management, of which Mr. Tang is manager, serves as general partner; and (ii) 631,224 shares beneficially owned by The Haeyoung and Kevin Tang Foundation, Inc., a not-for-profit corporation incorporated in the state of Delaware (“The Tang Foundation”), of which Mr. Tang is President and Treasurer. Mr. Tang shares voting and dispositive power over the shares beneficially owned by Tang Capital Partners with Tang Capital Management and Tang Capital Partners. Mr. Tang shares voting and dispositive power over the shares beneficially owned by The Tang Foundation with The Tang Foundation and Haeyoung K. Tang. Mr. Tang disclaims beneficial ownership of all shares reported herein except to the extent of his pecuniary interest therein. The address of Tang Capital Partners is 4401 Eastgate Mall, San Diego, California 92121.

(3)	Based solely upon a Schedule 13G filed with the SEC on June 3, 2010. The Schedule 13G was jointly filed by Boxer Capital, LLC (“Boxer Capital”), Boxer Asset Management Inc. (“Boxer Management”), Joseph Lewis, and MVA Investors, LLC (“MVA”). Boxer Management is the managing member and majority owner of Boxer Capital. Joseph Lewis is the sole indirect owner and controls Boxer Management. MVA is the independent, personal investment vehicle of certain employees of Boxer Capital and Tavistock Life Sciences Company, which is a Delaware corporation and an affiliate of Boxer Capital. As such, MVA is not controlled by Boxer Capital, Boxer Management and Joseph Lewis. The principal business address of both Boxer Capital and MVA is: 445 Marine View Avenue, Suite 100, Del Mar, CA 92014. The principal business address of both Boxer Management and Joseph Lewis is: c/o Cay House P.O. Box N-7776 E.P. Taylor Drive Lyford Cay, New Providence, Bahamas.

(4)	Current director as of June 1, 2010.

(5)	Current executive officer as of June 1, 2010.

(6)	Former executive officer terminated April 20, 2009.

(7)	The six current executive officers and directors are comprised of Dr. Smith, Dr. Fildes, Mr. Martin, Dr. Young, Dr. Gillespie and Ms. Sloan (each of whom is included within the table above).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under the securities laws of the United States, our directors and officers and persons who own more than 10% of our equity securities are required to report their initial ownership of our equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and we are required to disclose any late filings during the fiscal year ended December 31, 2009. To our knowledge, based solely upon our review of the copies of such reports required to be furnished to us during the fiscal year ended December 31, 2009, all of these reports were timely filed, except one report filed in March 2009 by former named executive officer Josefina Elchico reporting the sale of Common Stock that occurred during February 2009.
OTHER INFORMATION
Other Business
We know of no other business to be presented at the Annual Meeting. If any other business were to properly come before the Annual Meeting, it is intended that the shares represented by proxies would be voted with respect thereto in accordance with the best judgment of the persons named in the accompanying form of proxy.
Stockholder Proposals
2010 Annual Meeting Proposals
Our Bylaws require that a stockholder give our Secretary timely written notice of any proposal or nomination of a director. To be timely, such written notice must be received by our Secretary not less than 90 days nor more than 120 days prior to a scheduled annual meeting of stockholders, or if less than 95 days’ notice or prior public disclosure of the date of the scheduled annual meeting of stockholders is given or made, such written notice must be received by our Secretary not later than the close of business on the seventh day following the earlier of the date of the first public announcement of the date of such meeting or the date on which such notice of the scheduled meeting was mailed.
Any notice to our Secretary regarding a stockholder proposal must include, as to each matter the stockholder proposes to bring before the meeting: a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; the name and address, as they appear on our books, of the stockholder proposing such business and any stockholders known by such stockholder to be supporting such proposal; the class and number of shares of our stock that are beneficially owned by the stockholder and by any other stockholder known by such stockholder to be supporting such matter on the date of such stockholder notice; and any material interest of the stockholder in such business.
Any notice to our Secretary regarding a nomination for the election of a director must include: the name and address of the stockholder who intends to make the nomination; the name and address of the person or persons to be nominated; the class and number of shares of our stock that are beneficially owned by the stockholder; a representation that such stockholder intends to appear in person or by proxy at the annual meeting and nominate the person or persons specified in the notice; a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such persons) pursuant to which the nomination or nominations are to be made by the stockholder; such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and the consent of each nominee to serve as a director if so elected.

2011 Annual Meeting Proposals
Stockholders who wish to have proposals considered for inclusion in the proxy statement and form of proxy for our 2011 annual meeting of stockholders, including nominees for directors, must cause their proposals to be received in writing by our Secretary at the address set forth on the first page of this proxy statement no later than [insert the date that is 120 days prior to the one-year anniversary of mailing of this proxy]. Any proposal should be addressed to our Secretary and may be included in next year’s proxy materials only if such proposal complies with our Bylaws, as discussed above, and the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”). Nothing in this section shall be deemed to require us to include in our proxy statement or our proxy relating to any annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the SEC.
Incorporation by Reference
The report of the audit committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.
Our Annual Report on Form 10-K for the year ended December 31, 2009, delivered to you together with this proxy statement, is hereby incorporated by reference.
Householding
The Company may satisfy SEC rules regarding delivery of proxy materials, including the proxy statement, annual report and Notice, by delivering a single Notice and, if applicable, a single set of proxy materials to an address shared by two or more Company stockholders. Some banks, brokers and other intermediaries may be participating in this practice of “householding” proxy statements and annual reports. This rule benefits both the Company and its stockholders as it reduces the volume of duplicate information received at a stockholder’s house and helps reduce the Company’s expenses. Each stockholder, however, will continue to receive individual proxy cards or voting instruction forms.
Stockholders who have previously received a single set of disclosure documents may request their own copy this year or in future years by contacting their bank, broker or other nominee record holder. The Company will also deliver a separate copy of this proxy statement to any stockholder upon written request to La Jolla Pharmaceutical Company, 4365 Executive Drive, Suite 300, San Diego, California 92121, Attn: Gail A. Sloan, or upon oral request by calling (858) 452-6600.
Similarly, stockholders who have previously received multiple copies of disclosure documents may write to the address or call the phone number listed above to request delivery of a single copy of these materials in the future.
Availability of Additional Information
Along with this proxy statement, we have provided each stockholder entitled to vote a copy of our Annual Report on Form 10-K for our year ended December 31, 2009. We will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2009 upon the written or oral request of any stockholder or beneficial owner of our Common Stock. Written requests should be directed to the following address: Investor Relations, La Jolla Pharmaceutical Company, 4365 Executive Drive, Suite 300, San Diego, California 92121. Telephonic requests should be directed to (858) 452-6600.

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549-2521. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may also find the materials we file with the SEC on the “Investor Relations” section of our website at http://www.ljpc.com. Information on our website is not incorporated by reference into, or made a part of, this proxy statement.
BY ORDER OF THE BOARD OF DIRECTORS
Gail A. Sloan
Secretary
[date]
San Diego, California

APPENDIX A
Form of Certificate of Amendment to Restated Certificate of Incorporation

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
LA JOLLA PHARMACEUTICAL COMPANY
a Delaware corporation
La Jolla Pharmaceutical Company, a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies as follows:
FIRST: That the Board of Directors of the Company has duly adopted resolutions (i) authorizing the Company to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment of Certificate of Incorporation (this “Certificate of Amendment”) to (a) effect up to two reverse stock splits at a ratio ranging from 2-for-1 to 100-for-1; (b) increase the number of authorized shares of Common Stock from 225,000,000 to 6,000,000,000; (c) decrease the par value of the Company’s capital stock from $0.01 per share to $0.0001 per share; and (d) change the authorized size of the Board of Directors, and (ii) declaring this Certificate of Amendment to be advisable and recommended for approval by the stockholders of the Company.
SECOND: That this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors and stockholders of the Company.
THIRD: That upon the effectiveness of this Certificate of Amendment, Article IV of the Restated Certificate of Incorporation of the Company is hereby deleted in its entirety and replaced with the following:
“Article IV
Authorized Capital Stock
Immediately upon the filing of this Certificate of Amendment, each                     1 shares of Common Stock (as defined below) issued and outstanding at such time shall be combined into one (1) share of such Common Stock (the “Reverse Stock Split”). Upon surrender by a holder of a certificate or certificates for Common Stock (including, for this purpose, a holder of shares of Common Stock issuable upon conversion of Preferred Stock), duly endorsed, at the office of the Company (or, if lost, an acceptable affidavit of loss is delivered to the Company), the Company shall, as soon as practicable thereafter, issue and deliver to such holder, or to the nominee or assignee of such holder, a new certificate or certificates for the number of shares of Common Stock that such holder shall be entitled to following the Reverse Stock Split. No fractional shares shall be issued, and, in lieu thereof, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock (pre-reverse stock split). The Common Stock issued in this exchange (post-reverse stock split) shall have the same rights, preferences and privileges as the Common Stock (pre-reverse stock split).
The Corporation is authorized to issue two classes of stock designated “Common Stock” and “Preferred Stock.” The total number of shares of all classes of stock that this Corporation is authorized to issue is Six Billion Eight Million (6,008,000,000), consisting of Six Billion (6,000,000,000) shares of Common Stock, par value $0.0001 per share, and Eight Million (8,000,000) shares of Preferred Stock, par value $0.0001 per share.”

[1]	Insert reverse stock split ratio, ranging from 2-for-1 to 100-for-1.

FOURTH: That upon the effectiveness of this Certificate of Amendment, the first two sentences of Article VIII of the Restated Certificate of Incorporation of the Company are hereby deleted in their entirety and replaced with the following:
“The total number of directors of the Corporation shall be not less than three (3) nor more than nine (9), with the actual total number of directors set from time to time exclusively by resolution of the Board of Directors. The Board of Directors shall initially consist of three members until changed by such a resolution.”
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of Restated Certificate of Incorporation to be executed by Deirdre Y. Gillespie, its Chief Executive Officer, this  _____  day of                     .

LA JOLLA PHARMACEUTICAL COMPANY
By:
	Name:	Deirdre Y. Gillespie
	Title:	Chief Executive Officer

APPENDIX B
Form of Amendment to Amended and Restated Bylaws

AMENDMENT NO. 1 TO THE
AMENDED AND RESTATED BYLAWS OF
LA JOLLA PHARMACEUTICAL COMPANY
The first two sentences of Article III, Section 3.01 of the Amended and Restated Bylaws of La Jolla Pharmaceutical Company are hereby deleted in their entirety and replaced with the following:
“Unless otherwise provided in the Corporation’s certificate of incorporation, the total number of directors of the Corporation shall be not less than three (3) nor more than nine (9), with the actual total number of directors set from time to time exclusively by resolution of the Board of Directors. The Board of Directors shall initially consist of three members until changed by such a resolution.”

APPENDIX C
2010 Equity Incentive Plan

LA JOLLA PHARMACEUTICAL COMPANY
2010 EQUITY INCENTIVE PLAN
ARTICLE I
GENERAL PROVISIONS
1.01 Definitions.
Terms used herein and not otherwise defined shall have the meanings set forth below:
(a) “Administrator” means the Board or a Committee that has been delegated the authority to administer the Plan.
(b) “Award” means an Incentive Award or a Nonemployee Director’s Option.
(c) “Award Document” means an award agreement duly executed on behalf of the Company and by the Recipient or, in the Administrator’s discretion, a confirming memorandum issued by the Company to the Recipient.
(d) “Board” means the Board of Directors of the Company.
(e) “Change in Control” means the following and shall be deemed to occur if any of the following events occur:
(i) Except as provided by subsection (iii) hereof, the acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty percent (40%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or
(ii) Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, is or was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or
(iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation with any other person, entity or corporation, other than:
(A) a merger or consolidation which would result in the persons holding the voting securities of the Company outstanding immediately prior thereto continuing to hold more than fifty percent (50%) of the combined voting power of the voting securities of the Company or its successor which are outstanding immediately after such merger or consolidation, or
(B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires forty percent (40%) or more of the combined voting power of the Company’s then outstanding voting securities; or

(iv) Approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of the Company’s assets.
Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred (1) if the “person” is an underwriter or underwriting syndicate that has acquired the ownership of 50% or more of the combined voting power of the Company’s then outstanding voting securities solely in connection with a public offering of the Company’s securities, or (2) if the “person” is an employee stock ownership plan or other employee benefit plan maintained by the Company that is qualified under the provisions of the Employee Retirement Income Security Act of 1974, as amended.
(f) “Code” means the Internal Revenue Code of 1986, as amended. Where the context so requires, a reference to a particular Code section shall also refer to any successor provision of the Code to such section.
(g) “Committee” means the committee appointed by the Board to administer the Plan.
(h) “Common Stock” means the common stock of the Company.
(i) “Company” means La Jolla Pharmaceutical Company.
(j) “Dividend Equivalent” means a right granted by the Company under Section 2.07 to a holder of an Option, Stock Appreciation Right, or other Incentive Award denominated in shares of Common Stock to receive from the Company during the Applicable Dividend Period (as defined in Section 2.07) payments equivalent to the amount of dividends payable to holders of the number of shares of Common Stock underlying such Option, Stock Appreciation Right, or other Incentive Award.
(k) “Eligible Person” means any director, Employee or consultant of the Company or any Related Corporation.
(l) “Employee” means an individual who is in the employ of the Company (or any Parent or Subsidiary) subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Where the context so requires, a reference to a particular section of the Exchange Act or rule thereunder shall also refer to any successor provision to such section or rule.
(n) “Exercise Price” means the price at which the Holder may purchase shares of Common Stock underlying an Option.
(o) “Fair Market Value” of capital stock of the Company shall be determined with reference to the closing price of such stock on the day in question (or, if such day is not a trading day in the U.S. securities markets, on the nearest preceding trading day), as reported with respect to the principal market or trading system on which such stock is then traded; or, if no such closing prices are reported, the mean between the high bid and low ask prices that day on the principal market or national quotation system on which such shares are then quoted; provided, however, that when appropriate, the Administrator in determining Fair Market Value of capital stock of the Company may take into account such other factors as may be deemed appropriate under the circumstances. Notwithstanding the foregoing, the Fair Market Value of capital stock for purposes of grants of Incentive Stock Options shall be determined in compliance with applicable provisions of the Code. The Fair Market Value of rights or property other than capital stock of the Company means the fair market value thereof as determined by the Administrator on the basis of such factors as it may deem appropriate.
(p) “Holder” means the Recipient of an Award or any permitted assignee holding the Award.
(q) “Incentive Award” means any Option (other than a Nonemployee Director’s Option), Restricted Stock, Stock Appreciation Right, Stock Payment, Performance Award or Dividend Equivalent granted or sold to an Eligible Person under this Plan.

(r) “Incentive Stock Option” means an Option that qualifies as an incentive stock option under Section 422 (or any successor section) of the Code and the regulations thereunder.
(s) “Just Cause Dismissal” shall mean a termination of a Recipient’s Service for any of the following reasons: (i) the Recipient violates any reasonable rule or regulation of the Company or the Recipient’s superiors or the Chief Executive Officer or President of the Company that (A) results in damage to the Company or (B) after written notice to do so, the Recipient fails to correct within a reasonable time; (ii) any willful misconduct or gross negligence by the Recipient in the responsibilities assigned to him or her; (iii) any willful failure to perform his or her job; (iv) any wrongful conduct of a Recipient which has an adverse impact on the Company or which constitutes fraud, embezzlement or dishonesty; (v) the Recipient’s performing services for any other person or entity which competes with the Company while he or she is providing Service, without the written approval of the Chief Executive Officer or President of the Company; or (vi) any other conduct that the Administrator determines constitutes Just Cause for Dismissal; provided, however, that if the term of concept has been defined in an employment agreement between the Company and the Recipient, then Just Cause Dismissal shall have the definition set forth in such employment agreement. The foregoing definition shall not in any way preclude or restrict the right of the Company or any Related Corporation to discharge or dismiss any Recipient or other person in the Service of the Company or any Related Corporation for any other acts or omissions but such other acts or omission shall not be deemed, for purposes of the Plan, to constitute grounds for Just Cause Dismissal.
(t) “Nonemployee Director” means a director of the Company who is not an Employee of the Company or any of its Related Corporations.
(u) “Nonemployee Director’s Option” means a Nonqualified Stock Option granted to a Nonemployee Director pursuant to Article III of the Plan.
(v) “Nonqualified Stock Option” means an Option that does not qualify as an Incentive Stock Option.
(w) “Option” means a right to purchase stock of the Company granted under this Plan, and can be an Incentive Stock Option or a Nonqualified Stock Option.
(x) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
(y) “Performance Award” means an award, payable in cash, Common Stock or a combination thereof, which vests and becomes payable over a period of time upon attainment of performance criteria established in connection with the grant of the award.
(z) “Performance-Based Compensation” means performance-based compensation as described in Section 162(m) of the Code and the regulations thereunder. If the amount of compensation an Eligible Person will receive under any Incentive Award is not based solely on an increase in the value of Common Stock after the date of grant or award, the Administrator, in order to qualify an Incentive Award as performance-based compensation under Section 162(m) of the Code and the regulations thereunder, can condition the grant, award, vesting, or exercisability of such an award on the attainment of a preestablished, objective performance goal. For this purpose, a preestablished, objective performance goal may include one or more of the following performance criteria: (i) cash flow, (ii) earnings per share (including earnings before interest, taxes, and amortization), (iii) return on equity, (iv) total stockholder return, (v) return on capital, (vi) return on assets or net assets, (vii) income or net income, (viii) operating margin, (ix) return on operating revenue, (x) attainment of stated goals related to the Company’s research and development or clinical trials programs, (xi) attainment of stated goals related to the Company’s capitalization, costs, financial condition, or results of operations, and (xii) any other similar performance criteria.
(aa) “Permanent Disability” shall mean the inability of the Recipient to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of twelve months or more.
(bb) “Plan” means the La Jolla Pharmaceutical Company 2010 Equity Incentive Plan as set forth in this document.

(cc) “Purchase Price” means the purchase price (if any) to be paid by a Recipient for Restricted Stock as determined by the Administrator (which price shall be at least equal to the minimum price required under applicable laws and regulations for the issuance of Common Stock).
(dd) “Recipient” means an Eligible Person who has received an Award hereunder.
(ee) “Related Corporation” means either a Parent or Subsidiary.
(ff) “Restricted Stock” means Common Stock that is the subject of an award made under Section 2.04 and which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met as set forth in this Plan and in any Award Document.
(gg) “Securities Act” means the Securities Act of 1933, as amended.
(hh) “Service” means the performance of services for the Company or its Related Corporations by a person in the capacity of an Employee, a director or a consultant, except to the extent otherwise specifically provided in the Award Document.
(ii) “Stock Appreciation Right” means a right granted under Section 2.05 to receive a payment that is measured with reference to the amount by which the Fair Market Value of a specified number of shares of Common Stock appreciates from a specified date, such as the date of grant of the Stock Appreciation Right, to the date of exercise.
(jj) “Stock Payment” means a payment in shares of Common Stock to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to a Recipient.
(kk) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation in the unbroken chain (other than the last corporation) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
(ll) “Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.
1.02 Purpose of the Plan.
The Board has adopted this Plan to advance the interests of the Company and its stockholders by (a) providing Eligible Persons with financial incentives to promote the success of the Company’s business objectives, and to increase their proprietary interest in the success of the Company, and (b) giving the Company a means to attract and retain Eligible Persons.
1.03 Common Stock Subject to the Plan.
(a) Number of Shares. Subject to Section 1.05(b), the total number of shares of Common Stock initially authorized for issuance pursuant to Awards granted hereunder shall be 9,600,000, provided that the total number of shares authorized for issuance hereunder shall be automatically increased to equal 10% of the number of shares of Common Stock issued and outstanding as of the following measurement dates: January 1, 2011, May 1, 2011, September 1, 2011, January 1, 2012, May 1, 2012, September 1, 2012 and January 1, 2013, provided, further that in no event shall the total number of shares issued hereunder exceed 170,000,000.
(b) Source of Shares. The Common Stock to be issued under this Plan will be made available, at the discretion of the Administrator, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.
(c) Availability of Unused Shares. Shares of Common Stock subject to unexercised portions of any Award granted under this Plan that expire, terminate or are cancelled, and shares of Common Stock issued pursuant to an Award under this Plan that are reacquired by the Company pursuant to the terms of the Award under which such shares were issued, will again become available for the grant of further Awards under this Plan.

(d) Grant Limits. Notwithstanding any other provision of this Plan, no Eligible Person shall be granted Awards with respect to more than 20 million shares of Common Stock in the aggregate in any one calendar year; provided, however, that this limitation shall not apply if it is not required in order for the compensation attributable to Awards hereunder to qualify as Performance-Based Compensation.
1.04 Administration of the Plan.
(a) The Administrator. The Plan will be administered by a Committee, which will consist of two or more members of the Board each of whom must be an “independent director” as defined by applicable listing standards. Notwithstanding the foregoing or any provision of the Plan to the contrary, the Board may, in lieu of the Committee, exercise any authority granted to the Committee pursuant to the provisions of the Plan. To obtain the benefits of Rule 16b-3, Incentive Awards must be granted by the entire Board or a Committee comprised entirely of “non-employee directors” as such term is defined in Rule 16b-3. In addition, if Incentive Awards are to be made to persons subject to Section 162(m) of the Code and such Awards are intended to constitute Performance-Based Compensation, then such Incentive Awards must be granted by a Committee comprised entirely of “outside directors” as such term is defined in the regulations under Section 162(m) of the Code.
(b) Authority of the Administrator. The Administrator has authority in its discretion to select the Eligible Persons to whom, and the time or times at which, Incentive Awards shall be granted or sold, the nature of each Incentive Award, the number of shares of Common Stock or the number of rights that make up or underlie each Incentive Award, the period for the exercise of each Incentive Award, the performance criteria (which need not be identical) utilized to measure the value of Performance Awards, and such other terms and conditions applicable to each individual Incentive Award as the Administrator shall determine. In addition, the Administrator shall have all other powers granted to it in the Plan.
(c) Interpretation. Subject to the express provisions of the Plan, the Administrator has the authority to interpret the Plan and any Award Documents, to determine the terms and conditions of Incentive Awards and to make all other determinations necessary or advisable for the administration of the Plan. All interpretations, determinations and actions by the Administrator shall be final, conclusive and binding upon all parties. The Administrator has authority to prescribe, amend and rescind rules and regulations relating to the Plan.
(d) No Liability. The Administrator and its delegates shall be indemnified by the Company to the fullest extent provided for in the Company’s certificate of incorporation and bylaws.
1.05 Other Provisions.
(a) Documentation. Each Award granted under the Plan shall be evidenced by an Award Document which shall set forth the terms and conditions applicable to the Award as the Administrator may in its discretion determine consistent with the Plan, provided that the Administrator shall exercise no discretion with respect to Nonemployee Directors’ Options, which shall reflect only the terms of the Award as set forth in Article III and certain administrative matters dictated by the Plan. Award Documents shall comply with and be subject to the terms and conditions of the Plan. In case of any conflict between the Plan and any Award Document, the Plan shall control. Various Award Documents covering the same types of Awards may but need not be identical.
(b) Adjustment Provisions. Should any change be made to the outstanding shares of Common Stock by reason of a merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock dividend, stock split, reverse stock split, exchange of shares or other change affecting the outstanding Common Stock without the Company’s receipt of consideration, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares subject to the Plan as provided in Section 1.03, (ii) the number and kind of shares or other securities subject to then outstanding Awards, (iii) the price for each share or other unit of any other securities subject to then outstanding Awards and (iv) the number and kind of shares or other securities subject to the Nonemployee Director Options described in Section 3.01 and 3.02. In addition, the per person limitation set forth in Section 1.03(d) shall also be subject to adjustment as provided in this Section 1.05(b), but only to the extent such adjustment would not affect the status of compensation attributable to Awards hereunder as Performance-Based Compensation. Such adjustments are to be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under the Awards. In no event shall any adjustments be made in connection with the conversion of preferred stock or warrants into shares of Common Stock. No fractional interests will be issued under the Plan resulting from any such adjustments.

(c) Continuation of Service. Nothing contained in this Plan (or in Award Documents or in any other documents related to this Plan or to Awards granted hereunder) shall confer upon any Eligible Person or Recipient any right to continue in the Service of the Company or its Related Corporations or constitute any contract or agreement of employment or engagement, or interfere in any way with the right of the Company or its Related Corporations to reduce such person’s compensation or other benefits or to terminate the Service of such Eligible Person or Recipient, with or without cause. Except as expressly provided in the Plan or in any Award Document, the Company shall have the right to deal with each Recipient in the same manner as if the Plan and any Award Document did not exist, including, without limitation, with respect to all matters related to the hiring, discharge, compensation and conditions of the employment or engagement of the Recipient.
(d) Restrictions. All Awards granted under the Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to Awards granted under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such an Award or the issuance, if any, or purchase of shares in connection therewith, such Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.
(e) Additional Conditions. Any Incentive Award may also be subject to such other provisions (whether or not applicable to any other Award or Recipient) as the Administrator determines appropriate.
(f) Tax Withholding. The Company’s obligation to deliver shares of Common Stock under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.
(g) Privileges of Stock Ownership. Except as otherwise set forth herein, a Holder shall have no rights as a stockholder of the Company with respect to any shares issuable or issued in connection with the Award until the date of the receipt by the Company of all amounts payable in connection with exercise of the Award, performance by the Holder of all obligations thereunder, and the Company issues a stock certificate representing the appropriate number of shares. Status as an Eligible Person shall not be construed as a commitment that any Incentive Award will be granted under this Plan to an Eligible Person or to Eligible Persons generally. No person shall have any right, title or interest in any fund or in any specific asset (including shares of capital stock) of the Company by reason of any Award granted hereunder. Neither this Plan (or any documents related hereto) nor any action taken pursuant hereto shall be construed to create a trust of any kind or a fiduciary relationship between the Company and any person. To the extent that any person acquires a right to receive an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.
(h) Effective Date and Duration of Plan; Amendment and Termination of Plan. The Plan shall become effective upon its approval by the Company’s stockholders. Unless terminated by the Board prior to such time, the Plan shall continue in effect until the 10th anniversary of the date the Plan was adopted, whereupon the Plan shall terminate automatically. The Board may, insofar as permitted by law, from time to time suspend or terminate the Plan. No Awards may be granted during any suspension of this Plan or after its termination. Any Award outstanding after the termination of the Plan shall remain in effect until such Award has been exercised or expires in accordance with its terms and the terms of the Plan. The Board may, insofar as permitted by law, from time to time revise or amend the Plan in any respect except that no such amendment shall adversely affect any rights or obligations of the Holder under any outstanding Award previously granted under the Plan without the consent of the Holder. Amendments shall be subject to stockholder approval to the extent such approval is required to comply with the listing requirements imposed by any exchange or trading system upon which the Company’s securities trade or applicable law.
(i) Amendment of Awards. The Administrator may make any modifications in the terms and conditions of an outstanding Incentive Award, provided that (i) the resultant provisions are permissible under the Plan and (ii) the consent of the Holder shall be obtained if the amendment will adversely affect his or her rights under the Award. However, the outstanding Options may not be repriced without stockholder approval.
(j) Nonassignability. No Incentive Stock Option granted under the Plan shall be assignable or transferable except by will or by the laws of descent and distribution. No other Awards granted under the Plan shall be assignable or transferable except (i) by will or by the laws of descent and distribution, (ii) to one or more of the Recipient’s family members (as such term is defined in the instructions to Form S-8) or (iii) upon dissolution of marriage pursuant to a qualified domestic relations order. During the lifetime of a Recipient, an Award granted to him or her shall be exercisable only by the Holder or his or her guardian or legal representative.

(k) Other Compensation Plans. The adoption of the Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company, and the existence of the Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for Eligible Persons.
(l) Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.
(m) Participation by Foreign Employees. Notwithstanding anything to the contrary herein, the Administrator may, in order to fulfill the purposes of the Plan, structure grants of Incentive Awards to Recipients who are foreign nationals or employed outside of the United States to recognize differences in applicable law, tax policy or local custom.
ARTICLE II
INCENTIVE AWARDS
2.01 Grants of Incentive Awards.
Subject to the express provisions of this Plan, the Administrator may from time to time in its discretion select from the class of Eligible Persons those individuals to whom Incentive Awards may be granted pursuant to its authority as set forth in Section 1.04(b). Each Incentive Award shall be subject to the terms and conditions of the Plan and such other terms and conditions established by the Administrator as are not inconsistent with the provisions of the Plan.
2.02 Options.
(a) Nature of Options. The Administrator may grant Incentive Stock Options and Nonqualified Stock Options under the Plan. However, Incentive Stock Options may only be granted to Employees of the Company or its Related Corporations.
(b) Option Price. The Exercise Price per share for each Option (other than a Nonemployee Director’s Option) shall be determined by the Administrator at the date such Option is granted and shall not be less than the Fair Market Value of a share of Common Stock (or other securities, as applicable) on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall not be less than 110% of the Fair Market Value of a share of Common Stock (or other securities, as applicable). Notwithstanding the foregoing, however, in no event shall the Exercise Price be less than the par value of the shares of Common Stock.
(c) Option Period and Vesting. Options (other than Nonemployee Directors’ Options) hereunder shall vest and may be exercised as determined by the Administrator, except that exercise of such Options after termination of the Recipient’s Service shall be subject to Section 2.02(g). Each Option granted hereunder (other than a Nonemployee Directors Option) and all rights or obligations thereunder shall expire on such date as shall be determined by the Administrator, but not later than ten years after the date the Option is granted and shall be subject to earlier termination as herein provided.
(d) Exercise of Options. Except as otherwise provided herein, an Option may become exercisable, in whole or in part, on the date or dates specified by the Administrator (or, in the case of Nonemployee Directors’ Options, the Plan) at the time the Option is granted and thereafter shall remain exercisable until the expiration or earlier termination of the Option. No Option shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. An Option shall be deemed to be exercised when the Secretary of the Company receives written notice of such exercise from the Holder, together with payment of the Exercise Price made in accordance with Section 2.02(e). Upon proper exercise, the Company shall deliver to the person entitled to exercise the Option or his or her designee a certificate or certificates for the shares of stock for which the Option is exercised.

(e) Form of Exercise Price. The aggregate Exercise Price shall be immediately due and payable upon the exercise of an Option and shall, subject to the provisions of the Award Document, be payable in one or more of the following: (i) by delivery of legal tender of the United States, (ii) by delivery of shares of Common Stock held for the requisite period, if any, necessary to avoid a charge to the Company’s earnings for financial reporting purposes, and/or (iii) through a sale and remittance procedure pursuant to which the Holder shall concurrently provide irrevocable instructions to (A) a brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (B) the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale. Any shares of Company stock or other non-cash consideration assigned and delivered to the Company in payment or partial payment of the Exercise Price will be valued at Fair Market Value on the exercise date.
(f) Limitation on Exercise of Incentive Stock Options. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Options granted to any Recipient under the Plan (or any other option plan of the Company or any of its subsidiaries or affiliates) may for the first time become exercisable as Incentive Stock Options under the Code during any one calendar year shall not exceed $100,000. Any Options granted as Incentive Stock Options pursuant to the Plan in excess of such limitation shall be treated as Nonqualified Stock Options. Options are to be taken into account in the order in which they were awarded.
(g) Termination of Service.
(i) Termination for Cause. Except as otherwise provided by the Administrator, in the event of a Just Cause Dismissal of a Recipient, all of the outstanding Options granted to such Recipient shall expire and become unexercisable as of the date of such Just Cause Dismissal.
(ii) Termination Other Than for Cause. Subject to subsection (i) above and except as otherwise provided by the Administrator, in the event of a Recipient’s termination of Service from the Company or its Related Corporations due to:
(A) any reason other than Just Cause Dismissal, death, or Permanent Disability, or normal retirement, the outstanding Options granted to such Recipient, whether or not vested, shall expire and become unexercisable as of the earlier of (1) the date such Options would expire in accordance with their terms if the Recipient had remained in Service or (2) three calendar months after the date the Recipient’s Service terminated in the case of Incentive Stock Options, or six months after the Recipient’s Service terminated, in the case of Nonqualified Stock Options.
(B) death or Permanent Disability, the outstanding Options granted to such Recipient, whether or not vested, shall expire and become unexercisable as of the earlier of (1) the date such Options would expire in accordance with their terms if the Recipient had remained in Service or twelve months after the date of termination.
(C) normal retirement, the outstanding Options granted to such Recipient, whether or not vested, shall expire and become unexercisable as of the earlier of (A) the date such Options expire in accordance with their terms or (B) twenty-four months after the date of retirement.
(iii) Termination of Director Service. In the event that a Director shall cease to be a Nonemployee Director, all outstanding Options granted to such Recipient shall be exercisable, to the extent already vested and exercisable on the date such Recipient ceases to be a Nonemployee Director and regardless of the reason the Recipient ceases to be a Nonemployee Director until the fifth anniversary of the date such Director ceases to be a Nonemployee Director; provided that the Administrator may extend such post-termination period to up to the expiration date of the Option.
2.03 Performance Awards.
(a) Grant of Performance Award. The Administrator may grant Performance Awards under the Plan and shall determine the performance criteria (which need not be identical and may be established on an individual or group basis) governing Performance Awards, the terms thereof, and the form and timing of payment of Performance Awards.

(b) Payment of Award; Limitation. Upon satisfaction of the conditions applicable to a Performance Award, payment will be made to the Holder in cash or in shares of Common Stock valued at Fair Market Value or a combination of Common Stock and cash, as the Administrator in its discretion may determine. Notwithstanding any other provision of this Plan, no Eligible Person shall be paid Performance Awards with a value in excess of $1,000,000 in any one calendar year; provided, however, that this limitation shall not apply if it is not required in order for the compensation attributable to the Performance Award hereunder to qualify as Performance-Based Compensation.
(c) Expiration of Performance Award. If any Recipient’s Service is terminated for any reason other than normal retirement, death or Permanent Disability prior to the time a Performance Award or any portion thereof becomes payable, all of the Holder’s rights under the unpaid portion of the Performance Award shall expire unless otherwise determined by the Administrator. In the event of termination of Service by reason of death, Permanent Disability or normal retirement, the Administrator, in its discretion, may determine what portions, if any, of the Performance Award should be paid to the Holder.
2.04 Restricted Stock.
(a) Award of Restricted Stock. The Administrator may issue Restricted Stock under the Plan. The Administrator shall determine the Purchase Price (if any), the forms of payment of the Purchase Price (which shall be either cash or past services), the restrictions upon the Restricted Stock, and when such restrictions shall lapse (provided that the restriction period shall be at least one year for performance-based grants and three years for non-performance-based grants).
(b) Requirements of Restricted Stock. All shares of Restricted Stock granted or sold pursuant to the Plan will be subject to the following conditions:
(i) No Transfer. The shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions are removed or expire;
(ii) Certificates. The Administrator may require that the certificates representing shares of Restricted Stock granted or sold to a Holder pursuant to the Plan remain in the physical custody of an escrow holder or the Company until all restrictions are removed or expire;
(iii) Restrictive Legends. Each certificate representing shares of Restricted Stock granted or sold to a Holder pursuant to the Plan will bear such legend or legends making reference to the restrictions imposed upon such Restricted Stock as the Administrator in its discretion deems necessary or appropriate to enforce such restrictions; and
(iv) Other Restrictions. The Administrator may impose such other conditions on Restricted Stock as the Administrator may deem advisable including, without limitation, restrictions under the Securities Act, under the Exchange Act, under the requirements of any stock exchange or upon which such Restricted Stock or shares of the same class are then listed and under any blue sky or other securities laws applicable to such shares.
(c) Rights of Holder. Subject to the provisions of Section 2.04(b) and any additional restrictions imposed by the Administrator, the Holder will have all rights of a stockholder with respect to the Restricted Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.
(d) Termination of Service. Unless the Administrator in its discretion determines otherwise, upon a Recipient’s termination of Service for any reason, all of the Restricted Stock issued to the Recipient that remains subject to restrictions imposed pursuant to the Plan on the date of such termination of Service may be repurchased by the Company at the Purchase Price (if any).
(e) Adjustments. Any new, substituted or additional securities or other property which Holder may have the right to receive with respect to the Holder’s shares of Restricted Stock by reason of a merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock dividend, stock split, reverse stock split, exchange of shares or other change affecting the outstanding Common Stock without the Company’s receipt of consideration shall be issued subject to the same vesting requirements applicable to the Holder’s shares of Restricted Stock and shall be treated as if they had been acquired on the same date as such shares.

2.05 Stock Appreciation Rights.
(a) Granting of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights, either related or unrelated to Options, under the Plan.
(b) Stock Appreciation Rights Related to Options.
(i) A Stock Appreciation Right granted in connection with an Option granted under this Plan will entitle the holder of the related Option, upon exercise of the Stock Appreciation Right, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 2.05(b)(iii). Such Option will, to the extent surrendered, then cease to be exercisable.
(ii) A Stock Appreciation Right granted in connection with an Option hereunder will be exercisable at such time or times, and only to the extent that, the related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.
(iii) Upon the exercise of a Stock Appreciation Right related to an Option, the Holder will be entitled to receive payment of an amount determined by multiplying: (i) the difference obtained by subtracting the Exercise Price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right (or as of such other date or as of the occurrence of such event as may have been specified in the instrument evidencing the grant of the Stock Appreciation Right), by (ii) the number of shares as to which such Stock Appreciation Right is exercised.
(c) Stock Appreciation Rights Unrelated to Options. The Administrator may grant Stock Appreciation Rights unrelated to Options to Eligible Persons. Section 2.05(b)(iii) shall be used to determine the amount payable at exercise under such Stock Appreciation Right, except that in lieu of the Exercise Price specified in the related Option the initial base amount specified in the Incentive Award shall be used.
(d) Limits. Notwithstanding the foregoing, the Administrator, in its discretion, may place a dollar limitation on the maximum amount that will be payable upon the exercise of a Stock Appreciation Right under the Plan.
(e) Payments. Payment of the amount determined under the foregoing provisions may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right, in cash or in a combination of cash and shares of Common Stock as the Administrator deems advisable. If permitted by the Administrator, the Holder may elect to receive cash in full or partial settlement of a Stock Appreciation Right. If the Administrator decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.
(f) Termination of Service. Section 2.02(g) will govern the treatment of Stock Appreciation Rights upon the termination of a Recipient’s Service.
2.06 Stock Payments.
The Administrator may issue Stock Payments under the Plan for all or any portion of the compensation (other than base salary) or other payment that would otherwise become payable by the Company to the Eligible Person in cash.

2.07 Dividend Equivalents.
The Administrator may grant Dividend Equivalents to any Recipient who has received an Option, Stock Appreciation Right, or other Incentive Award denominated in shares of Common Stock. Such Dividend Equivalents shall be effective and shall entitle the Recipients thereof to payments during the “Applicable Dividend Period,” which shall be (a) the period between the date the Dividend Equivalent is granted and the date the related Option, Stock Appreciation Right, or other Incentive Award is exercised, terminates, or is converted to Common Stock, or (b) such other time as the Administrator may specify in the Award Document. Dividend Equivalents may be paid in cash, Common Stock, or other Incentive Awards; the amount of Dividend Equivalents paid other than in cash shall be determined by the Administrator by application of such formula as the Administrator may deem appropriate to translate the cash value of dividends paid to the alternative form of payment of the Dividend Equivalent. Dividend Equivalents shall be computed as of each dividend record date and shall be payable to Recipients thereof at such time as the Administrator may determine. Notwithstanding the foregoing, if it is intended that an Incentive Award qualify as Performance-Based Compensation and the amount of the compensation the Eligible Person could receive under the award is based solely on an increase in value of the underlying stock after the date of grant or award (i.e., the grant, vesting, or exercisability of the award is not conditioned upon the attainment of a preestablished, objective performance goal described in Section 1.01(x)), then the payment of any Dividend Equivalents related to the Award shall not be made contingent on the exercise of the Award.
ARTICLE III
NONEMPLOYEE DIRECTOR’S OPTIONS
3.01 Grants of Initial Awards.
Each Nonemployee Director shall, upon first becoming a Nonemployee Director, receive a one-time grant of an Award on such terms as may be determined from time to time by the Administrator. Awards granted under this Section 3.01 vest in accordance with Section 3.04(a) hereof and are “Initial Awards” for purposes hereof.
3.02 Grants of Additional Awards.
On the date of the annual meeting of stockholders of the Company next following a Nonemployee Director becoming such, and on the date of each subsequent annual meeting of stockholders of the Company, in each case if the Nonemployee Director has served as a director since his or her election or appointment and has been re-elected as a director at such annual meeting or is continuing as a director without being re-elected due to the classification of the Board, such Nonemployee Director shall automatically receive an Award on such terms as may be determined from time to time by the Administrator Awards granted under this Section 3.02 vest in accordance with Section 3.04(b) hereof and are “Additional Awards” for purposes hereof. Notwithstanding the foregoing to the contrary, the first grant of Additional Awards shall be made to eligible Nonemployee Directors on the date of the 2010 annual meeting of stockholders.
3.03 Exercise Price.
The Exercise Price for Nonemployee Directors’ Options shall be payable as set forth in Section 2.02(e).
3.04 Vesting and Exercise.
(a) Initial Awards shall vest and become exercisable with respect to 25% of the underlying shares on the grant date and with respect to an additional 25% of the underlying shares on the dates of each of the first three anniversaries of the date of grant provided the Recipient has remained a Nonemployee Director for the entire period from the date of grant to such date.
(b) Additional Awards shall vest and become exercisable upon the earlier of (i) the first anniversary of the grant date or (ii) immediately prior to the annual meeting of stockholders of the Company next following the grant date, provided the Recipient has remained a Nonemployee Director for the entire period from the date of grant to such earlier date.
(c) Notwithstanding the foregoing, however, Initial Awards and Additional Awards that have not vested and become exercisable at the time the Recipient ceases to be a Nonemployee Director shall expire.

3.05 Term of Options and Effect of Termination.
No Nonemployee Directors’ Option shall be exercisable after the expiration of ten years from the date of its grant. In the event that the Recipient of a Nonemployee Director’s Option shall cease to be a Nonemployee Director, all outstanding Nonemployee Directors’ Options granted to such Recipient shall be exercisable, to the extent already vested and exercisable on the date such Recipient ceases to be a Nonemployee Director and regardless of the reason the Recipient ceases to be a Nonemployee Director until the fifth anniversary of the date such Director ceases to be a Nonemployee Director; provided that the Administrator may extend such post-termination period to the expiration date of the Option.
ARTICLE IV
RECAPITALIZATIONS AND REORGANIZATIONS
4.01 Corporate Transactions.
(a) Options. Unless the Administrator provides otherwise in the Award Document or another written agreement, in the event of a Change in Control, the Administrator shall provide that all Options (other than Non-employee Director Options) either (i) vest in full immediately preceding the Change in Control and terminate upon the Change in Control, (ii) are assumed or continued in effect in connection with the Change in Control transaction, (iii) are cashed out for an amount equal to the deal consideration per share less the Exercise Price or (iv) are substituted for similar awards of the surviving corporation. Each Option that is assumed or otherwise continued in effect in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Recipient in consummation of such Change in Control had the Recipient been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (A) the Exercise Price payable per share under each outstanding Option, provided the aggregate Exercise Price payable for such securities shall remain the same, (B) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (C) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances pursuant to the Plan per calendar year and (D) the number and/or class of securities subject to Nonemployee Director’s Options. To the extent the holders of Common Stock receive cash consideration in whole or part for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding Options, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.
(b) Nonemployee Directors’ Options. Immediately prior to a Change of Control, all outstanding Nonemployee Directors’ Options shall vest in full.
(c) Other Incentive Awards. The Administrator may specify the effect that a Change in Control has on an Incentive Award (other than an Option) outstanding at the time such a Change in Control occurs either in the applicable Award Document or by subsequent modification of the Award.
4.02 No Restraint.
The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all of any part of its business or assets.

Form of Option Grant

Notice of Grant of Stock Options and Option Agreement	La Jolla Pharmaceutical Co. ID: 33-0361285 4365 Executive Drive, Suite 300 San Diego, CA 92121 (858) 452-6600

Name:	Option Number:

Address:	Plan: 2010

ID:
Effective                     , you have been granted a(n) Incentive Stock Option to buy                      shares of La Jolla Pharmaceutical Co. (the Company) stock at $                     per share.
The total option price of the shares granted is $                    .
Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

La Jolla Pharmaceutical Company	Date

Name	Date

APPENDIX D
1995 Employee Stock Purchase Plan
(as proposed to be amended)

LA JOLLA PHARMACEUTICAL COMPANY
1995 EMPLOYEE STOCK PURCHASE PLAN
(as amended and restated)
The following constitutes the provisions of the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan (the “Plan”).
1. Purpose.
The purpose of the Plan is to maintain competitive equity compensation programs and to provide employees of La Jolla Pharmaceutical Company (the “Company”) with an opportunity and incentive to acquire a proprietary interest in the Company through the purchase of the Company’s Common Stock, thereby more closely aligning the interests of the Company’s employees and stockholders. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (“Section 423”). Accordingly, the provisions of the Plan shall be construed to extend and limit participation consistent with the requirements of Section 423.
2. Definitions.
Capitalized terms used in this Plan and not otherwise defined have the meanings set forth below.
“Administrator” means the Committee, or the Board if the Board asserts administrative authority over the Plan pursuant to Section 13.
“Board” means the Board of Directors of the Company.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means a committee of members of the Board meeting the qualifications described in Section 13 and appointed by the Board to administer the Plan.
“Common Stock” shall mean the Common Stock of the Company.
“Compensation” means base salary or hourly compensation and any cash bonus paid to a participant.
“Eligible Employee” means any employee of the Company whose customary employment is for more than five months per calendar year and for more than 20 hours per week. For purposes of the Plan, the employment relationship shall be treated as continuing while the individual is on sick leave or other leave of absence approved by the Company, except that when the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.
“Enrollment Date” means the first day of each Offering Period.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exercise Date” means the last day of each Purchase Period.

“Fair Market Value” of the Common Stock as of the time of any determination thereof means the value of Common Stock determined as follows:
(a) If the Common Stock is listed on any established stock exchange or trades on the Nasdaq National Market, its Fair Market Value shall be the most recent closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such exchange or system (or the exchange or system with the greatest volume of trading in the Common Stock) as of the time of such determination as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or
(b) If the Common Stock is not listed on any established stock exchange or traded on the Nasdaq National Market its Fair Market Value shall be the mean between the most recent closing high and low asked prices for the Common Stock as of the time of such determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or
(c) In the absence of an established market for the Common Stock, the Fair Market Value of the Common Stock shall be determined in good faith by the Administrator.
“Offering Period” means (i) the period of twenty-three (23) months commencing on August 1, 1996 and terminating on June 30, twenty-three (23) months later; (ii) each period of twenty-four (24) months commencing on January 1, 1997 and each January 1 thereafter for the duration of the Plan and terminating on the December 31 twenty-four (24) months later; (iii) each period of twenty-four (24) months commencing on July 1,1997 and each July 1 thereafter for the duration of the Plan and terminating on the June 30 twenty-four (24) months later; (iv) each period of twenty-four (24) months commencing on October 1, 2000 and each October 1 thereafter for the duration of the Plan and terminating on the September 30 twenty-four (24) months later; and (v) each period of twenty-four (24) months commencing on April 1, 2001 and each April 1 thereafter for the duration of the Plan and terminating on the March 31 twenty-four (24) months later. The Administrator shall have the power to change the duration of Offering Periods without stockholder approval as set forth in Section 12 or if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.
“Option” means the option granted to each participant pursuant to Section 4 upon enrollment in an Offering Period.
“Periodic Exercise Limit” has the meaning set forth in Section 4(a).
“Plan Account” means an account maintained by the Company for each participant in the Plan, to which are credited the payroll deductions made for such participant pursuant to Section 5 and from which are debited amounts paid for the purchase of shares upon exercise of such participant’s Option pursuant to Section 6.
“Purchase Price” as of any Exercise Date means an amount equal to 85% of the Fair Market Value of a share of Common Stock as of the close of business on the Exercise Date or the opening of business on the Enrollment Date for the Offering Period in which such Exercise Date occurs, whichever is lower.
“Purchase Period” means (i) the period of five (5) months commencing on August 1,1996 and ending on December 31, 1996; (ii) with respect to the Offering Periods beginning on January and July 1, 1997, January and July 1, 1998, and January 1,1999, each period of six (6) months within any such Offering Period, commencing January 1, 1997 and each July 1 and January 1 thereafter, and ending on the December 31 or June 30 following such commencement date; (iii) with respect to the Offering Period beginning on July 1, 1999, the period of six (6) months commencing July 1,1999 and ending on December 31, 1999, the period of six (6) months commencing on January 1, 2000 and ending on June 30, 2000, the period of six (6) months commencing on July 1, 2000 and ending on December 31, 2000, the period of three (3) months commencing on January 1, 2001 and ending on March 31, 2001, and the period of three (3) months commencing on April 1, 2001 and ending on June 30, 2001; (iv) with respect to the Offering Period beginning on January 1, 2000, the period of six (6) months commencing on January 1, 2000 and ending on June 30, 2000, the period of six (6) months commencing on July 1, 2000 and ending on December 31, 2000, and each period of three (3) months commencing on January 1, 2001 and each April 1, July 1, and October 1 thereafter, and ending on the March 31, June 30, September 30 and December 31 following such commencement date; (v) with respect to the Offering Period beginning on July 1, 2000, the period of six (6) months commencing on July 1, 2000 and ending on December 31, 2000, and each period of three (3) months commencing on January 1, 2001 and each April 1, July 1, and October 1 thereafter, and ending on the March 31, June 3 0, September 3 0 and December 31 following such commencement date; and (vi) for any Offering Period commencing on or after October 1, 2000, each period of three (3) months within the Offering Period commencing on October 1, 2000 and each January 1, April 1, July 1, and October 1 thereafter, and ending on the December 31, March 31, June 30, and September 30 following such commencement date.
“Reserves” means the number of shares of Common Stock covered by each Option that has not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan, but not yet placed under any Option.
“Subsidiary” has the meaning as set forth under § 424(f) of the Code.
“Trading Day” means a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation System are open for trading.
3. Offering Periods and Participation.
The Plan shall be implemented through a series of consecutive and overlapping Offering Periods. An Eligible Employee may enroll in an Offering Period by delivering a subscription agreement in the form of Exhibit A hereto to the Company’s payroll office at least five (5) business days prior to the Enrollment Date for that Offering Period. Eligible Employees shall participate in only one Offering Period at a time, and a subscription agreement in effect for a Plan participant for a particular Offering Period shall continue in effect for subsequent Offering Periods if the participant remains an Eligible Employee and has not withdrawn pursuant to Section 8.
4. Options.
(a) Grants. On the Enrollment Date for each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an Option to purchase (i) on each Exercise Date for any six-month Purchase Period in such Offering Period (at the applicable Purchase Price) up to that number of shares of Common Stock determined by dividing $12,500 by the Fair Market Value of a share of Common Stock as of the opening of business on the Enrollment Date, and (ii) on each Exercise Date for any three-month Purchase Period in such Offering Period (at the applicable Purchase Price) up to that number of shares of Common Stock determined by dividing $6,250 by the Fair Market Value of a share of Common Stock as of the opening of business on the Enrollment Date (such number of shares being the “Periodic Exercise Limit”). The Option shall expire immediately after the last Exercise Date of the Offering Period.
(b) Grant Limitations. Any provisions of the Plan to the contrary notwithstanding, no participant shall be granted an Option under the Plan:
(i) if, immediately after the grant, such participant (or any other person whose stock would be attributed to such participant pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary; or
(ii) which permits such participant’s rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such Option is granted) in any calendar year.

(c) Rights in Respect of Underlying Stock. The participant will have no interest or voting right in shares covered by an Option until such Option has been exercised.
5. Payroll Deductions.
(a) Participant Designations. The subscription agreement applicable to an Offering Period shall designate payroll deductions to be made on each payday during the Offering Period as a whole number percentage not exceeding ten percent (10%) of such Eligible Employee’s Compensation for the pay period preceding such payday, provided that the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant’s Compensation during said Offering Period.
(b) Plan Account Balances. The Company shall make payroll deductions as specified in each participant’s subscription agreement on each payday during the Offering Period and credit such payroll deductions to such participant’s Plan Account. A participant may not make any additional payments into such Plan Account. No interest will accrue on any payroll deductions. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
(c) Participant Changes. A participant may discontinue his or her participation in the Plan as provided in Section 8, or may increase or decrease (subject to such limits as the Administrator may impose) the rate of his or her payroll deductions during any Purchase Period by filing with the Company a new subscription agreement authorizing such a change in the payroll deduction rate. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement, unless the Company elects to process a given change in participation more quickly.
(d) Decreases. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 4(b) herein, a participant’s payroll deductions may be decreased to 0% at such time during any Purchase Period that is scheduled to end during a calendar year (the “Current Purchase Period”). Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 8.
(e) Tax Obligations. At the time of each exercise of a participant’s Option, and at the time any Common Stock issued under the Plan to a participant is disposed of, the participant must adequately provide for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the Option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition of Common Stock by the participant.
(f) Statements of Account. The Company shall maintain each participant’s Plan Account and shall give each Plan participant a statement of account at least annually. Such statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any, for the period covered.

6. Exercise of Options.
(a) Automatic Exercise on Exercise Dates. Unless a participant withdraws as provided in Section 8, his or her Option for the purchase of shares will be exercised automatically on each Exercise Date within the Offering Period in which such participant is enrolled for the maximum number of shares of Common Stock, including fractional shares, as can then be purchased at the applicable Purchase Price with the payroll deductions accumulated in such participant’s Plan Account and not yet applied to the purchase of shares under the Plan, subject to the Periodic Exercise Limit. During a participant’s lifetime, a participant’s Options to purchase shares hereunder are exercisable only by the participant.
(b) Delivery of Shares. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate or book entry transfer representing the shares purchased upon exercise of his or her Option, provided that the Company may in its discretion hold fractional shares for the accounts of the participants pending aggregation to whole shares.
(c) Compliance with Law. Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the participant for whom an Option is exercised to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. Shares issued upon purchase under the Plan may be subject to such transfer restrictions and stop-transfer instructions as the Administrator deems appropriate.
(d) Excess Plan Account Balances. If, due to application of the Periodic Exercise Limit, there remains in a participant’s Plan Account immediately following exercise of such participant’s Option on an Exercise Date any cash accumulated during the Purchase Period immediately preceding such Exercise Date and not applied to the purchase of shares under the Plan, such cash shall promptly be returned to the participant.
7. Automatic Transfer to Low Price Offering Period.
If the Fair Market Value of the Common Stock as of the close of business on any Exercise Date is lower than the Fair Market Value of the Common Stock as of the opening of business on the Enrollment Date for the Offering Period in which such Exercise Date occurs, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their Options on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.
8. Withdrawal; Termination of Employment.
(a) Voluntary Withdrawal. A participant may withdraw from an Offering Period by giving written notice to the Company’s payroll office at least five (5) business days prior to the next Exercise Date. Such withdrawal shall be effective beginning five business days after receipt by the Company’s payroll office of notice thereof. On or promptly following the effective date of any withdrawal, all (but not less than all) of the withdrawing participant’s payroll deductions credited to his or her Plan Account and not yet applied to the purchase of shares under the Plan will be paid to such participant, and on the effective date of such withdrawal such participant’s Option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of any succeeding Offering Period unless the participant delivers to the Company a new subscription agreement with respect thereto.

(b) Termination of Employment. Promptly after a participant’s ceasing to be an Eligible Employee for any reason the payroll deductions credited to such participant’s Plan Account and not yet applied to the purchase of shares under the Plan will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 10, and such participant’s Option will be automatically terminated, provided that, if the Company does not learn of such death more than five (5) business days prior to an Exercise Date, payroll deductions credited to such participant’s Plan account may be applied to the purchase of shares under the Plan on such Exercise Date.
9. Transfer ability.
Neither payroll deductions credited to a participant’s Plan Account nor any rights with regard to the exercise of an Option or to receive shares under the Plan nor any Option itself may be assigned, transferred, pledged or otherwise disposed of by the participant in any way other than by will, the laws of descent and distribution or as provided in Section 10 hereof. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Administrator may treat such act as an election to withdraw from an Offering Period in accordance with Section 8.
10. Designation of Beneficiary.
A participant may file a written designation of a beneficiary who is to receive any cash from the participant’s Plan Account in the event of such participant’s death and any shares purchased for the participant upon exercise of his or her Option but not yet issued. If a participant is married and the designated beneficiary is not the spouse, spousal consent may be required for such designation to be effective. A designation of beneficiary may be changed by a participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
11. Stock.
The maximum number of shares of the Company’s Common Stock that shall be made available for sale under the Plan shall be 4,850,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 12. If on a given Enrollment Date or Exercise Date the number of shares with respect to which Options are to be granted or exercised exceeds the number of shares then available under the Plan, the Administrator shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. Shares of Common Stock subject to unexercised Options that expire, terminate or are cancelled will again become available for the grant of further Options under the Plan.

12. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.
(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves as well as the Purchase Price, Periodic Exercise Limit, and other characteristics of the Options, shall be appropriately and proportionately adjusted for any increase or decrease or exchange in the issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, exchange or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option. The Administrator may, if it so determines in the exercise of its sole discretion, provide for adjusting the Reserves, as well as the Purchase Price, Periodic Exercise Limit, and other characteristics of the Options, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.
(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, all pending Offering Periods will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator, and all Plan Account balances will be paid to participants as appropriate consistent with applicable law.
(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or other combination (the “Transaction”) of the Company with or into another entity, each Option under the Plan shall be assumed or an equivalent option shall be substituted by such successor entity or a parent or subsidiary of such successor entity, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Administrator shortens the Offering Periods then in progress in lieu of assumption or substitution, the Administrator shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for such participant’s Option has been changed to the New Exercise Date and that such participant’s Option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 8 (provided that, in such case, the participant’s withdrawal shall be effective if notice thereof is delivered to the Company’s payroll office at least two (2) business days prior to the New Exercise Date). For purposes of this Section, an Option granted under the Plan shall be deemed to be assumed if, following the Transaction the Option confers the right to purchase at the Purchase Price (provided that for such purposes the Fair Market Value of the Common Stock on the New Exercise Date shall be the value per share of the consideration paid in the Transaction), for each share of stock subject to the Option immediately prior to the Transaction, the consideration (whether stock, cash or other securities or property) received in the Transaction by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the Transaction was not solely common equity of the successor entity or its parent (as defined in Section 424 (e) of the Code), the Administrator may, with the consent of the successor entity and the participant, provide for the consideration to be received upon exercise of the Option to be solely common equity of the successor entity or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Transaction.

13. Administration.
The Plan shall be administered by the Committee, which shall have the authority to construe, interpret and apply the terms of the Plan and any agreements defining the rights and obligations of the Company and participants under the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator may, in its discretion, delegate ministerial responsibilities under the Plan to the Company. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties. Any action of the Committee shall be taken pursuant to a majority vote or by the unanimous written consent of its members. The Board may from time to time in its discretion exercise any responsibilities or authority allocated to the Committee under the Plan. No member of the Committee or any designee thereof will be liable for any action or determination made in good faith with respect to the Plan or any transaction arising under the Plan.
14. Amendment or Termination.
(a) Administrator’s Discretion. The Administrator may, at any time and for any reason, terminate or amend the Plan. Except as provided in Section 12, no such termination can affect Options previously granted, provided that an Offering Period may be terminated by the Administrator on any Exercise Date if the Administrator determines that such termination is in the best interests of the Company and its stockholders. Except as provided herein, no amendment may make any change in any Option theretofore granted that adversely affects the rights of any participant. To the extent necessary to comply with and qualify under Section 423 (or any successor rule or provision or any other applicable law or regulation), the Administrator shall obtain stockholder approval of amendments to the Plan in such a manner and to such a degree as required.
(b) Administrative Modifications. Without stockholder consent (except as specifically required by applicable law or regulation) and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to amend the Plan to the extent necessary to comply with and qualify under Section 423, change the Purchase Periods and/or Offering Periods, limit the frequency and/or number of changes in payroll deductions during Purchase Periods and/or Offering Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable and which are consistent with the Plan.
15. Term of Plan.
The Plan shall become effective upon the first Enrollment Date after its approval by the stockholders of the Company and shall continue in effect for a term of thirty (30) years unless sooner terminated pursuant to Section 14.

16. Miscellaneous.
(a) Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
(b) Subsidiaries. The Administrator may from time to time in its discretion permit persons who are employees of any Subsidiary whose customary employment is for more than five months per calendar year and for more than 20 hours per week to participate in the Plan on the same terms as Eligible Employees hereunder.
(c) Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Board adopts the Plan. If such stockholder approval is not obtained, the Plan and all rights to the Common Stock purchased under the Plan shall be null and void and shall have no effect.
(d) No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of an employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an employee’s employment at any time.
(e) Applicable Law. The laws of the State of California shall govern all matters relating to the Plan, except to the extent (if any) superseded by the laws of the United States.
(f) Headings. Headings used herein are for convenience of reference only and do not affect the meaning or interpretation of the Plan.

EXHIBIT A

LA JOLLA PHARMACEUTICAL COMPANY
1995 EMPLOYEE STOCK PURCHASE PLAN SUBSCRIPTION AGREEMENT

_____ Original Application	Enrollment Date:

_____ Change in Payroll Deduction Rate

_____ Change of Beneficiary(ies)
1. I,                                         , hereby elect to participate in the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan (the “Plan”) and subscribe to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan.
2. I hereby authorize payroll deductions from each paycheck in the amount of  _____  % (not to exceed 10%) of my Compensation (as defined in the Plan) on each payday during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)
3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my Option on each Exercise Date within the Offering Period.
4. I have received a copy of the complete Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan, that capitalized terms used herein have the same meanings as ascribed thereto in the Plan, and that in case of any inconsistency between this Subscription Agreement and the Plan, the Plan shall govern. I understand that the grant of the Option by the Company under this Subscription Agreement is subject to stockholder approval of the Plan.
5. Shares purchased for me under the Plan should be issued in the name(s) of (employee and/or spouse only):
6. 1 understand that if I dispose of any shares received by me pursuant to the Plan within two years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or within one year after the Exercise Date (the date I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were delivered to me over the price which I paid for the shares, regardless of whether I disposed of the shares at a price less than their fair market value at the Exercise Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares, and I will make adequate provision for Federal, State or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my Compensation or other amounts payable to me the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the one-year and two-year holding periods described above, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (b) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain or loss, if any, recognized on such disposition will be taxed as capital gain or loss. I understand that this tax summary is only a summary for general information purposes and is subject to change and I agree to consult with my own tax advisors for definitive advice regarding the tax consequences to me of participation in the Plan and sale of shares purchased thereunder.

7. I agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.
8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive (in proportion to the percentages listed below) all payments and shares due me under the Plan (use additional sheets to add beneficiaries):
NAME: (Please print)

(First)	(Middle)	(Last)
Relationship
Percentage

(Address)

NAME: (Please print)

(First)	(Middle)	(Last)
Relationship
Percentage

(Address)

Employee’s Social Security:

Number: Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:

Signature of Employee

Spouse’s Signature (If beneficiary other than spouse)

LA JOLLA PHARMACEUTICAL COMPANY
ATTN: GAIL SLOAN
4365 EXECUTIVE DRIVE
SUITE 300
SAN DIEGO, CA 92121
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KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED	DETACH AND RETURN THIS PORTION ONLY
The Board of Directors recommends a vote FOR the following:

1.	Election of Directors					To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	Nominees		For	Withhold	For All
01-Deirdre Y. Gillespie, M.D.		02-Stephen M. Martin	All	All	Except

			☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal(s):

		For	Against	Abstain

2.	To approve up to two amendments to the Company’s Restated Certificate of Incorporation to implement up to two reverse stock splits, each within a range from 2-for-1 to 100-for-1, with the exact ratio(s) of the reverse stock split(s) to be determined by the Board of Directors of the Company;	☐	☐	☐

3(A).	To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance thereunder from 225,000,000 to 6,000,000,000;	☐	☐	☐

3(B).	To approve an amendment to the Company’s Restated Certificate of Incorporation to decrease the par value of the capital stock of the Company from $0.01 to $0.0001;	☐	☐	☐

4(A).	To approve an amendment to the Company’s Restated Certificate of Incorporation to reduce the permitted size of the Board of Directors to a range of three to nine directors;	☐	☐	☐

4(B).	To approve an amendment to the Company’s Amended and Restated Bylaws to reduce the permitted size of the Board of Directors to a range of three to nine directors;	☐	☐	☐

5.	To approve and adopt the Company’s 2010 Equity Incentive Plan;	☐	☐	☐

6.	To approve and adopt an amendment to the Company’s 1995 Employee Stock Purchase Plan to extend the term and to increase the number of shares of Common Stock authorized for issuance thereunder from 850,000 to 4,850,000;	☐	☐	☐

7.	To ratify Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

LA JOLLA PHARMACEUTICAL COMPANY
PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Deirdre Y. Gillespie and Gail A. Sloan proxies, and hereby authorizes each of them to represent and vote as designated on the other side (each with the power to act without the other and with the power of substitution), all the shares of stock of La Jolla Pharmaceutical Company (the “Company”) standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held on [___________], 2010 or any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner you direct. If no direction is made, your proxy will be voted FOR the proposals described in the enclosed proxy statement and in the discretion of the proxy holders on all other matters that may come before the meeting.
Continued, to be signed on reverse side